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Exhibit 10.13

State of South Carolina	)
)
County of Spartanburg	)

LEASE

        THIS LEASE entered into this 24th day of September, 2007, by and between First National Holdings II, LLC, having an office c/o Donald B. Wildman, 220 North Church Street, Spartanburg, SC 29306, (hereinafter called the "Landlord") and First National Bank of the South, having an office at c/o President, 215 North Pine Street, Spartanburg, SC 29304, (hereinafter called the "Tenant").

        Upon the terms and subject to the conditions hereinafter set forth, the Landlord leases to the Tenant and the Tenant leases from the Landlord, the property hereinafter described:

1.  The Leased Premises

          (a)   The property hereby leased to the Tenant is the three tracts of land (the Land) situated in the Counties of Charleston and Greenville and State of South Carolina more particularly described in Exhibit A annexed hereto and by this reference made a part hereof, together with buildings with its usable space depicted in Schedule A annexed hereto and other improvements now or hereafter located thereon (collectively, the Improvements).

          The Land and Improvements leased hereunder, together with all Landlord's right, title, and interest, if any, in and to all easements and other appurtenances thereto, hereinafter sometimes collectively referred to as the Leased Premises, are demised and let subject to (a) the rights of any parties in possession thereof and the existing state of the title thereof as of the commencement of the term of this Lease, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules, and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, and (d) with respect to the Improvements, their condition as of the commencement of the term of this Lease, without representation or warranty by Landlord. Tenant represents to Landlord that Tenant has examined the title to and the physical condition of the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for all purposes hereof, and Tenant accepts the title and condition of the Leased Premises in their respective, present condition "as is".

          Landlord makes no representation or warranty with respect to the condition of the Leased Premises or its fitness or availability for any particular use, and Landlord shall not be liable for any latent or patent defect therein. Tenant shall be liable for the completion of all remaining construction of the Premises in accordance with that certain Agreement between First National Bank of the South as Owner and Miller Construction, Inc. as Contractor dated April 25, 2007 and Roebuck Buildings Co., Inc. dated September 7, 2006 (collectively the "Construction Contract").

2.  Term and Extension Options

          (a)   The Initial Term of this Lease shall be for a period commencing on the commencement date of this Lease as mutually agreed upon by the parties and terminating on the twentieth-fifth (25th) anniversary thereof, plus the number of days necessary to end the term on the last day of a calendar month or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease, or pursuant to the provisions of any present or future constitution, law, statute, ordinance, rule, regulation, other governmental order, or controlling judicial determination of any federal, state, local, municipal, or other governmental body, agency, or authority having or asserting jurisdiction, and all departments, commissions, boards, and officers thereof (collectively, the Laws).

          (b)   Provided the Tenant shall keep, observe, and perform all of the terms, covenants, and conditions of this Lease on Tenant's part to be kept, observed, and performed, Tenant shall have the right to extend the term of this Lease for one (1) consecutive period of five (5) Lease Years (hereinafter referred to as the First Extended Term), provided Tenant shall notify Landlord, in writing, by registered or certified mail, return receipt requested, not less than twelve (12) months prior to the expiration of the then existing term hereof, that Tenant elects to extend the term of this Lease, and provided further that this Lease, as extended, shall be upon the same terms, covenants, and conditions as are contained herein, except as to the duration of the term hereof, the fixed annual Minimum Rental rate amount and any other provisions of this Lease which by their terms are applicable only to any portions of the term and excluding any further option of extension. Failure to comply with the provisions of this paragraph shall be deemed a complete waiver of the options herein granted.

3.  Fixed Annual Minimum Rental

        Tenant covenants to pay Landlord, without previous demand therefor, and without any setoff or deduction whatsoever, a net fixed annual minimum rent (the Minimum Rental) for each year of the Initial Term and any Extended Term of this Lease, payable in equal monthly installments, in advance on or before the first (1st) day of each and every calendar month during the term of this Lease in amounts as provided on Schedule B annexed hereto and by this reference made a part hereof. The Minimum Rental for the Extended Term, if the option to extend is exercised by the Tenant, shall be calculated based upon the formula as set forth in Schedule B annexed hereto and by reference made a part hereof.

        In the event that the term of this Lease does not commence on the first day of a calendar month, the installment of Minimum Rental for the partial calendar month at the commencement of the term of this Lease shall be prorated on the basis of the number of days of the term within such calendar month. The first installment of Minimum Rental shall be paid simultaneously with the execution of this Lease. Landlord may, at its option, upon fifteen (15) days' prior notice, direct Tenant to pay all or any portion of the Minimum Rental directly to the holder of any mortgage on the Leased Premises and to pay the balance of the Minimum Rental, if any, to Landlord.

4.  Utilities

        Tenant shall furnish, at its own expense, all utilities of every type and nature required by it in its use of the Leased Premises and shall pay or cause to be paid, when due, all bills for water, sewerage, heat, gas, electricity, and other utilities, if any, used on, in connection with, or chargeable against the Leased Premises until the termination of this Lease, and all bills for utility charges relating to the Leased Premises or the use thereof and imposed on users of utilities, whether or not such charges shall relate to services or benefits available to the Tenant during the term of this Lease, and the Tenant shall indemnify and save harmless the Landlord from and against any loss, cost, and expense in connection therewith.

5.  Additional Rent

          (a)   It is the purpose and intent of the Landlord and Tenant that the rent payable hereunder shall be net to the Landlord so that this Lease shall yield, net to the Landlord, the rents specified herein in each year during the term of this Lease. Tenant shall pay promptly when due or make reimbursement to Landlord, as additional rent, for all taxes imposed upon Tenant's rent, lease and business operation, including, without limitation, all sales taxes, value added taxes, documentary taxes, stamp taxes and other taxes assessed upon the consideration to be received by Landlord for this Lease.

          (b)   Tenant also covenants to pay, before any fine, penalty, interest, or cost may be added thereto for the non-payment thereof, as additional rent, all taxes imposed upon the Leased Premises whether or not a result of Tenant's rent, lease and business operation, including, without limitation, all sales taxes, value added taxes, documentary taxes, stamp taxes, real estate taxes, all other taxes and assessments (including but not limited to, all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Lease), water, sewer, and other rents, rates, and charges, charges for public utilities, excises, levies, license, permit, and inspection fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or during the term of this Lease may have been or may be assessed, levied, confirmed, imposed upon, or grow or become due or payable out of or in respect of, or become a lien on, the Leased Premises or any part thereof or any appurtenance thereto, any personal property, the rent and income received by Tenant from subtenants, any use, possession, or occupation of the Leased Premises, or rentals or sales therefrom or activity conducted therein, such franchises as may be appurtenant to the use or occupation of the Leased Premises, this transaction or any document to which Tenant is a party creating or transferring any right, title, or interest or estate in the Leased Premises (all of the foregoing, together with any and all penalties and/or interest thereon, and together with any and all premiums, being hereinafter sometimes collectively referred to as Impositions, and any of the same being hereinafter sometimes referred to as an Imposition).

          Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord, or any capital levy, corporation franchise, excess profits, estate, succession, inheritance, or transfer taxes of Landlord, unless such taxes are imposed or levied upon or assessed as a total or partial substitute for, or in lieu of, any other Imposition required to be paid by Tenant pursuant to this Section 5(b), in which event same shall be deemed Impositions and shall be paid by Tenant; provided, however, that if at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed, or imposed on Landlord a capital levy, gross receipts, or other tax directly on the rents received therefrom and/or a franchise tax or an assessment, levy, or charge measured by or based, in whole or in part, upon such rents, the Leased Premises (including, but not limited to, the acquisition, leasing, use, or value thereof) or the present or any future Improvements on the Leased Premises or the construction thereof and/or measured in whole or in part by Landlord's income from the Leased Premises, if in computing such income there is not allowed as a deduction any significant portion of the depreciation or interest deductions allowed for federal income tax purposes, then all such taxes, assessments, levies, and charges, or the part thereof so measured or based, shall be deemed to be included within the term Imposition for the purposes hereof, but only to the extent that such taxes would be payable if the Leased Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. Tenant shall furnish to Landlord, promptly after payment of any real estate taxes or premiums, and, with respect to any other Impositions, promptly upon request of Landlord, official receipts or other satisfactory proof evidencing payment of such Imposition. Upon Tenant's failure to pay such Impositions, or failure to provide proof of such payment, as above provided, or otherwise if, as, and when required by a Mortgagee, Landlord shall have the right, at Landlord's option, to require Tenant to: (i) promptly deposit with Landlord funds for the payment of current Impositions required to be paid by Tenant hereunder; and (ii) also deposit one-twelfth (1/12th) of the current annual or annualized Impositions as the case may be, or those of the preceding years if the current amounts thereof have not been fixed, on the first day of each month in advance, except that all additional funds required for any payments thereof shall also be deposited as aforesaid on the first day of the month during which, or at the end of which, an Imposition is due and payable without interest, penalty, or liability, and any interest made available to Landlord earned on such funds shall accrue for the benefit of Tenant.

          (c)   Notwithstanding anything to the contrary, additional rent shall not include the following:

              (i)  Principal or interest payments on late fees, points, closing cost, and any other charges paid by Landlord for any mortgages, deeds of trust, or other financing encumbrances;

             (ii)  Leasing commissions payable by Landlord and advertising and promotional expenditures associated with marketing space in the project;

            (iii)  Deductions for depreciation for the project;

            (iv)  Any attorneys' fees and disbursements, recording costs, mortgage recording taxes, title insurance premiums, title closurer's gratuity and other similar cost, incurred in connection with any mortgage financing or refinancing or execution, modification or extension of any ground lease; loan repayment penalty, premiums, fees or charges;

             (v)  Salaries and all other compensation (including fringe benefits and other direct and indirect personnel costs) of partners, officers and executives above the grade of superintendent or building manager of Landlord or the managing agent;

            (vi)  Costs of repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefor from any source;

           (vii)  Costs and expenses directly resulting from the gross negligence or willful misconduct of Landlord, its managing agent or its direct employees;

          (viii)  Sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment or to correct violations of building codes or other laws, regulations or ordinances applicable to the project, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute a part of additional rent or which are caused by or incurred as a result of Tenant's use of the Premises hereunder;

            (ix)  Costs and expenses incurred by Landlord in connection with damage, casualty or condemnation of all or a portion of the project.; provided, however, that Landlord may include such cost and expenses as additional rent if Landlord actually makes such repair and an insurance claim in connection therewith is not made or insurance does not pay such claim as a result of Tenant's actions or omissions;

             (x)  Costs actually reimbursed under the warranty of any general contractor, subcontractor or supplies and realized by Landlord;

            (xi)  Attorneys' fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance and other similar charges incurred in connection with the sale or transfer of an interest in Landlord or the project.

6.  Use

          (a)   Tenant shall be permitted to use the Leased Premises for a commercial office building, subject, to zoning ordinances, Laws, the orders, rules, and regulations of the Board of Fire Insurance Underwriters and any similar bodies having or asserting jurisdiction thereof now in effect or hereafter adopted by any governmental authority having or asserting jurisdiction, and such conditions, restrictions, and other encumbrances, if any, to which the Leased Premises are subject at the time of execution and delivery hereof.

          (b)   Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises or any part thereof, in a manner that would in any way violate any of the Laws or any certificate of occupancy affecting the Leased Premises or make void or voidable any insurance then in force with respect thereto, or that may make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or that will cause or be likely to cause structural injury to any of the Improvements, or that will constitute a public or private nuisance or waste. Nothing contained in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power, or permission to do any act or to make any agreement that may create, give rise to, or be the foundation for, any right, title, interest, lien, charge, or other encumbrance upon the estate of Landlord in the Leased Premises.

7.  Compliance With Laws and Agreements

          (a)   Tenant shall, throughout the term of this Lease, and at Tenant's sole cost and expense, promptly comply, or cause compliance: (i) with all Laws, whether present or future, foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord and Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations, or additions, and irrespective of the cost thereof, which may be applicable to the Leased Premises, and (ii) with any agreements, contracts, easements, and restrictions (collectively, the Restrictions) affecting the Leased Premises or any part thereof or the ownership, occupancy, or use thereof (x) existing on the date hereof, other than, except as otherwise provided herein, any Mortgage given by Landlord, or (y) hereafter created by Tenant, or consented to or requested by Tenant.

          (b)   Except as expressly provided in subsection 12(f) of this Lease, no abatement, diminution, or reduction in Minimum Rental, additional rent, or any other charges required to be paid by Tenant pursuant hereto shall be claimed by or allowed to Tenant for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future Laws, or by priorities, rationing, or curtailment of labor or materials, or by war, civil commotion, strikes, or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord or Tenant, nor shall this Lease be affected by any such causes; and, except as expressly provided in subsection 12(f) of this Lease, no diminution in the amount of the space used by Tenant caused by legally required changes in the construction, equipment, fixtures, motors, machinery, operation, or use of the Leased Premises shall entitle Tenant to any abatement, diminution, or reduction of the rent or any other charges required to be paid by Tenant pursuant to the terms of this Lease.

          (c)   The Tenant shall keep and maintain the Leased Premises in compliance with, and shall not cause or permit the Leased Premises to be in violation of, any federal, state, or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions (Hazardous Materials Laws) on, under, about, or affecting the Leased Premises. The Tenant shall not use, generate, manufacture, store, or dispose of on, under, or about the Leased Premises or transport to or from the Leased Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including without limitation any substances defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials, or toxic substances under any applicable federal or state laws or regulations (collectively referred to hereinafter as Hazardous Materials).

          The Tenant shall be solely responsible for, and shall indemnify and hold harmless the Landlord, its directors, officers, employees, agents, successors, and assigns from and against, any loss, damage, cost, expense, or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under or about the Leased Premises, including without limitation: (i) all foreseeable consequential damages; (ii) the costs of any required or necessary repair, cleanup, or detoxification of the Leased Premises, and the preparation and implementation of any closure, remedial, or other required plans; and (iii) all reasonable costs and expenses incurred by the Lender in connection with clauses (i) and (ii), including, but not limited to, reasonable attorneys' fees. The Tenant shall, upon the request of the Landlord, provide the Landlord with a bond or letter of credit, in form and substance satisfactory to the Landlord, in an amount sufficient to cover the costs of any required cleanup.

          The Tenant shall, at its expense, take all necessary remedial action(s) in response to the presence of any Hazardous Materials on, under, or about the Leased Premises.

8.  Maintenance and Repair

          (a)   Tenant shall promptly, throughout the term of this Lease, at Tenant's cost and expense, take good care of and maintain the Leased Premises and all parking areas, roadways, sidewalks, and curbs, if any (to the extent the same are subject to Tenant's control and if, as, and when required by law), on, adjacent, and appurtenant thereto, in good order and repair, and shall promptly remove all accumulated snow, ice, and debris from any and all parking areas, roadways, sidewalks, and curbs located upon or appurtenant to the Leased Premises and from any and all other sidewalks and curbs adjacent to the Leased Premises.

          (b)   Tenant shall not commit or suffer to be committed any waste upon or about the Leased Premises, and shall promptly at Tenant's cost and expense, make all necessary replacements, restorations, renewals, and repairs to the Leased Premises and appurtenances thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen, ordinary wear and tear excepted. Repairs, restorations, renewals, and replacements shall, to the extent possible, be at least equivalent in quality to the original work or the property replaced, as the case may be. Tenant shall not make any claim or demand upon or bring any action against the Landlord for any loss, cost, injury, damage, or other expense caused by any failure or defect, structural or non-structural, of the Leased Premises or any part thereof.

          (c)   Landlord shall not under any circumstances be required to build any improvements on the Leased Premises, or to make any repairs, replacements, alterations, or renewals of any nature or description to the Leased Premises or to any of the Improvements, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Leased Premises in any way. By way of example and not to limit this provision, the Landlord shall not under any circumstances be required to repair or replace the roof. Tenant hereby waives the right to make repairs, replacements, renewals, or restorations at the expense of Landlord pursuant to any Laws.

          (d)   Tenant, at Tenant's sold cost and expense, shall regularly monitor the premises for the presence of mold or any conditions that reasonably can be expected to give rise to mold ("Mold Conditions"), including, but not limited to, observed or suspected instances of water damage, mold growth, repeated complaints of respiratory ailments by Tenant's employees or other occupants of the Leased Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Leased Premises and shall promptly notify Landlord in writing if Ten ants suspects mold or Mold Conditions to exist at the Leased Premises. In the event mold or Mold Conditions exist at the Leased Premises, then Tenant, at Tenant's sole cost and expense, shall promptly ensure that mold remediation is conducted pursuant to applicable governmental laws, regulations or guidelines and shall notify Landlord of the actions Tenant is taking.

9.  Changes, Alterations, and New Construction by the Tenant

          (a)   Tenant, at its sole cost and expense, shall have the right, at any time and from time to time during the term of this Lease, to make changes and alterations to the building or buildings on the Leased Premises or to construct new buildings thereon or repair or replace any building or buildings damaged, destroyed, or taken (all of the foregoing are hereinafter collectively called Tenant Changes, and any of the foregoing is called a Tenant Change), subject, however, in all cases, to the following:

              (i)  Landlord's prior written consent shall be required in each instance of any Tenant Change involving the structure or exterior of any building (which consent shall not be unreasonably withheld; it shall not be unreasonable for Landlord to withhold such consent if the same shall be in violation of any Mortgage, or if any Mortgagee shall not give its consent to the same where its consent is required by the terms of its Mortgage).

             (ii)  In addition to the consent required under Section 9(a) (i) above, any Tenant Change or Tenant Changes, whether or not structural or exterior, involving an estimated cost of more than Fifty Thousand ($50,000.00) Dollars shall require the prior written consent of any Mortgagee, if and as required by such Mortgagee, and the prior written reasonable consent of the Landlord.

            (iii)  No Tenant Change shall be undertaken until the Tenant shall have procured and paid for all required permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction; and, at Tenant's expense, the Landlord shall join in application for such permits and authorizations whenever such action is necessary.

            (iv)  Any Tenant Change involving an estimated cost of more than One Hundred Thousand ($100,000.00) Dollars to the any one of the three Premises shall be conducted under the supervision of a licensed architect or engineer selected by Tenant and shall be made in accordance with detailed plans and specifications (the Plans and Specifications) and cost estimates prepared by such architect or engineer and approved in writing by the Landlord, which approval Landlord agrees not unreasonably to withhold.

             (v)  Any Tenant Change shall be made promptly and in a good workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and all Laws and in accordance with the orders, rules, and regulations of the Board of Fire Insurance Underwriters and any other body hereafter exercising similar functions having or asserting jurisdiction over the Leased Premises.

            (vi)  The cost of any Tenant Change shall be paid in cash or its equivalent by the Tenant, so that the Leased Premises shall at all times be free of liens for labor or materials supplied or claimed to have been supplied to the Leased Premises.

           (vii)  Except with respect to any Tenant's Property, any such Tenant Change shall immediately upon incorporation into the Leased Premises be and become the property of the Landlord, subject to the leasehold rights of the Tenant hereunder.

          (viii)  Tenant shall carry all necessary Workers' Compensation Insurance and shall furnish Landlord with evidence of any and all such coverage upon request.

            (ix)  If any Tenant Change is undertaken by Tenant pursuant to the provisions of Section 11 or 12 of this Lease, then each request for payment shall be made on thirty (30) days' prior notice to Landlord and Mortgagee and shall be accompanied by a certificate to be made by the supervising architect or engineer, stating (a) that all of the work completed has been done in material compliance with the approved Plans and Specifications, (b) that the sum requested is justly required to reimburse the Tenant for payments by the Tenant to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects, or other persons rendering services or materials for the work (giving a brief description of such services and materials), and that, when added to all sums previously paid out by the Landlord, it does not exceed ninety (90%) percent of the value of the work done to the date of such certificate, with final payment of the balance of the cost of the work to be made upon certification by the supervising architect or engineer, and by the Mortgagee's architect, as to completion materially in accordance with the approved Plans and Specifications, and (c) that the amount of such proceeds remaining in the hands of the Landlord will be sufficient on completion of the work to pay for the same in full (giving in such reasonable detail as Landlord may require an estimate of the cost of such completion);

             (x)  If any Tenant Change involving an estimated cost in excess of Fifty Thousand ($50,000.00) Dollars is undertaken by Tenant pursuant to the provisions of Section 11 or 12 of this Lease, then each request for reimbursement shall be accompanied by waivers of lien and/or sworn statements which shall be satisfactory to Landlord and Mortgagee, covering that part of the work for which payment or reimbursement is being requested, and by a search prepared by a title company or by other evidence, satisfactory to Landlord and Mortgagee, that there has not been filed with respect to any part of the Leased Premises any mechanics' or other lien or instrument for the retention of title in respect of any of the work not discharged of record, and, if and as requested by, and satisfactory to, Landlord or any Mortgagee, title policy endorsements sufficient to evidence the foregoing and insure the priority of the requesting party's interest in the Leased Premises;

            (xi)  If any Tenant Change involving an estimated cost in excess of One Hundred Thousand ($100,000.00) Dollars is undertaken by Tenant pursuant to this Section 9 of this Lease relating to any one of the Premises, then the request for any payment after the work has been completed shall be accompanied by such certificates, permits, and licenses required by any Laws and such other instruments and agreements as Landlord or any Mortgagee shall reasonably require;

           (xii)  No Tenant Change shall tie-in or connect the Leased Premises or any Improvements thereon with any property outside the Leased Premises without the prior written consent of the Landlord; and

          (xiii)  No Tenant Change shall reduce the value of the Leased Premises or impair the structural integrity of any building comprising a part of the Leased Premises.

          (xiv)  In connection with any Tenant Change undertaken pursuant to the provisions of Section 11 or 12 of this Lease, or in connection with any Tenant Change involving an estimated cost in excess of One Hundred Thousand ($100,000.00) Dollars relating to any one of the Premises pursuant to the provisions of Section 9 of this Lease, Landlord may, and, in connection with any Tenant Change undertaken pursuant to the provisions of this Section 9 or of Section 11 or 12 of this Lease, any Mortgagee may, require Tenant to post a bond or other security reasonably satisfactory to Landlord and satisfactory to Mortgagee, as the case may be, to insure the completion of such Tenant Change.

           (xv)  Whenever in this Section 9 of this Lease the consent or approval of Landlord is required, or the Landlord is otherwise entitled to exercise any right in connection with any Tenant Change undertaken pursuant to the provisions of this Section 9 involving an estimated cost in excess of a certain amount (each such amount, a Tenant Change Threshold Amount), such Tenant Change Threshold Amount shall be deemed to have been increased or decreased, as the case may be, as of the first day of each Lease Period, by an amount equal to the change, expressed as a percentage, between the Base Price Index and the Price Index as of the last day of the calendar month immediately preceding such Lease Period, without regard to any prior adjustments undertaken pursuant to this subparagraph. Notwithstanding anything to the contrary, no Tenant Change Threshold Amount as provided in this Section 9 shall be deemed to have been increased or decreased for purposes of determining whether the consent or approval of any Person other than Landlord is required or whether any person other than Landlord is entitled to exercise any other right in connection with any Tenant Change, it being the intent and understanding of Tenant that no right or privilege of any other Person other than the Landlord shall be, or be deemed to be or have been, affected, altered, changed, or modified in any way whatsoever as a result of the operation of this subparagraph. For purposes of this Section, Base Price Index shall mean the Price Index as it exists on the last day of the calendar month in which this Lease is executed. For purposes of this Section, Price Index shall mean the Consumer Price Index (All Urban Consumers, U.S. City Average, All Items (CPI-U)), issued by the Bureau of Labor Statistics of the United States Department of Labor. In the event the CPI-U is discontinued, Landlord will select another nationally recognized published index of similar statistical information.

          (b)   Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, without Landlord's prior written approval, make any alteration or change to the Leased Premises which would decrease the size of, or decrease the square foot floor area of, any building comprising a part of the Leased Premises.

10.  Indemnity and Public Liability Insurance

          (a)   Tenant shall at all times indemnify Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, damage, or other expense or risk whatsoever that may occur or be claimed by or with respect to any person(s) or property on or about the Leased Premises and resulting directly or indirectly from the use, misuse, occupancy, possession, or unoccupancy of the Leased Premises by Tenant or any concessionaires, subtenants, or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests, or other such persons, or from the condition of the Leased Premises. Tenant shall, at its cost and expense, defend against any and all such actions, claims, and demands and shall indemnify Landlord for all costs, expenses, and liabilities it may incur in connection therewith. Landlord shall not in any event whatsoever be liable for any injury or damage to the Leased Premises or to the Tenant or to any concessionaires, subtenants, or other persons claiming through or under Tenant, or their respective agents, employees, licensees, invitees, guests, or other such persons, or to any property of any such persons. Tenant shall not make any claim or demand upon, or institute any action against, the Landlord as a result of such injury or damage.

          (b)   Tenant, at its cost and expense, shall obtain and maintain in force throughout the term of this Lease, comprehensive general liability insurance against any loss, liability, or damage on, about, or relating to the Leased Premises, with limits of not less than Five Million ($5,000,000.00) Dollars for death or injuries to one person and not less than Five Million ($5,000,000.00) Dollars for death or injuries to two or more persons in one occurrence, and not less than Five Million ($5,000,000.00) Dollars for damage to property (all of the foregoing being hereinafter sometimes collectively referred to as the Liability Insurance). All such Liability Insurance obtained and maintained by Tenant shall name both Landlord and Tenant as the parties therein and shall be obtained and maintained from and with a reputable and financially sound insurance company(ies) reasonably acceptable to Landlord, authorized to issue such insurance in the State in which the Leased Premises is located.

          (c)   The policies of insurance required hereunder this Lease shall contain an agreement by the insurer that it will not cancel or modify such policy except after thirty (30) days' prior written notice to Landlord and any Mortgagees by certified mail, return receipt requested. Not less than thirty (30) days prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord a certificate evidencing the replacement or renewal thereof.

          (d)   Tenant shall furnish Landlord with duplicate original(s) or original certificate(s) of such insurance policies, including renewal and replacement policies, together with written evidence that the premiums therefor have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates, or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this Section 10.

          (e)   Tenant shall comply, notwithstanding any other provision, with the requirements of any Mortgages relating to the insurance and to the proceeds of insurance maintained and required to be maintained by Tenant pursuant to the provisions of Section 10 and 11 of this Lease.

11.  Insurance for Damage or Destruction
and Workers' Compensation

          (a)   The Tenant shall, throughout the term of this Lease, at its own cost and expense, obtain and maintain in full force and effect and in the name of Tenant, Landlord and, if so requested by Landlord, any Mortgagees (except that Landlord and any Mortgagee need not be named on any Workers' Compensation policy):

              (i)  all risks insurance, including, but not limited to, collapse, loss, or damage occasioned by fire, the perils included in the so-called extended coverage endorsement, vandalism, and malicious mischief, and water damage, and containing Replacement Cost, Agreed Amount and, if obtainable, Demolition and Increased Cost due to Ordinance endorsements covering the Improvements and all replacements and additions thereto, and all fixtures, equipment, and other personal property therein; the foregoing coverage shall be provided in amounts sufficient to provide one hundred (100%) percent of the full replacement cost of the Improvements and shall be determined from time to time, but not more frequently than once in any thirty-six (36) calendar months unless otherwise reasonably requested by a Mortgagee, at Tenant's expense, at the request of the Landlord, by any appraiser selected by Tenant and approved by Landlord and the insurance carrier;

             (ii)  if a sprinkler system shall be located in the Leased Premises, sprinkler leakage insurance in amounts reasonably satisfactory to Landlord and any Mortgagees;

            (iii)  such other insurance and in such amounts as may from time to time be required by a Mortgagee;

            (iv)  Boiler and Machinery Broad Form policy covering explosion insurance in respect of steam and pressure boilers and similar apparatus, if any, located on the Leased Premises in an amount equal to one hundred (100%) percent of the full replacement cost of the Improvements;

             (v)  war risk insurance as and when such insurance is obtainable from the United States Government or any agency or instrumentality thereof, and a state of war or national or public emergency exists or threatens, and in an amount not less than the full insurable value of the Leased Premises;

            (vi)  the Liability Insurance as provided in Section 10 of this Lease;

           (vii)  Workers' Compensation insurance subject to statutory limits or better in respect of any work or other operations on or about the Leased Premises;

          (viii)  such other insurance with respect to the Leased Premises and in such amounts as Landlord from time to time may reasonably request against such other insurable hazards which at the time in question are commonly insured against in the case of property similar to the Leased Premises;

            (ix)  during the performance of any construction, broad form Builder's All-Risk insurance; and

             (x)  Loss of rents insurance with respect to the rent payable for the one year period following the occurrence of any insurable event or any casualty.

          (b)   All such insurance described in subparagraph (a) of this Section 11 shall:

              (i)  be obtained from and maintained with reputable and financially sound insurance company(ies) reasonably acceptable to Landlord and any Mortgagees, authorized to issue such insurance in the State in which the Leased Premises are located;

             (ii)  be on and/or contain such terms and conditions as shall be satisfactory to Landlord and to any Mortgagees;

            (iii)  provide that the proceeds of any loss shall be payable to Landlord (but to be held in escrow by any recognized financial institution selected by Landlord), or, if Landlord so requests, to any Mortgagees in accordance with this Lease;

            (iv)  contain an agreement by the insurer that it will not cancel or modify such policy except after thirty (30) days' prior written notice to Landlord and any Mortgagees by certified mail, return receipt requested; and

             (v)  contain an agreement, if obtainable, that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss.

          (c)   Not less than thirty (30) days prior to the expiration of any such insurance policy, Tenant shall deliver to Landlord a certificate evidencing the replacement or renewal thereof.

          (d)   The Tenant shall furnish Landlord and any Mortgagees with duplicate original(s) or original certificate(s) together with true copy(ies) of all such insurance policies described in subparagraph (a) of this Section 11, including renewal and replacement policy(ies), together with written evidence that the premiums therefor have been paid. It is understood and agreed that said policies may be blanket policies covering other locations operated by Tenant, its affiliates, or subsidiaries, provided that such blanket policies otherwise comply with the provisions of this Section 11, and provided further that such policies shall provide for a reserved amount thereunder with respect to the Leased Premises so as to assure that the amount of insurance required by the provisions of this Section 11 will be available notwithstanding any losses with respect to other property covered by such blanket policies.

          (e)   If any portion of the Leased Premises is damaged or destroyed by fire or other casualty, Tenant shall forthwith give notice thereof to Landlord, and Tenant shall, at its cost and expense, forthwith repair, restore, rebuild, or replace the damaged or destroyed Improvements, fixtures, or equipment, and complete the same as soon as reasonably possible, to the condition they were in prior to such damage or destruction, except for such changes in design or materials as may then be required by Law. The Landlord, in such event, shall, to the extent and at the times the insurer and any Mortgagees make the proceeds of the insurance available, reimburse the Tenant for the costs of making such repairs, restoration, rebuilding, and replacements, provided further that said reimbursements need be made only under such conditions that the Landlord and any Mortgagees are assured that at all times the Leased Premises shall be free of liens or claims of liens by reason of such work, and provided further that the portion of the proceeds paid out at any time shall not exceed the value of the actual work and materials incorporated in the repaired, restored, rebuilt, or replaced Leased Premises, and that the conditions described in Section 9 are complied with. To the extent, if any, that the proceeds of insurance made available as aforesaid are insufficient to pay the entire cost of making such repairs, restoration, rebuilding, and replacements, and notwithstanding the expiration or termination of the term of this Lease, the Tenant shall pay the amount by which such costs exceed the insurance proceeds made available as aforesaid. Any surplus of insurance proceeds over the cost of restoration, net of all expenses incurred by Landlord in connection with the administration thereof, shall be promptly paid over to the Tenant.

          (f)    In the event of any damage to or destruction of the Leased Premises, Tenant shall promptly notify Landlord and any Mortgagees and shall file prompt proof of loss to the relevant insurance company(ies).

          (g)   The obligation to pay the rent provided for herein and to otherwise perform Tenant's obligations hereunder shall continue unabated by reason of such damage or destruction; that is, there shall be no abatement or diminution of rent or release from any of Tenant's obligations hereunder by reason of such damage or destruction regardless of the period of time, if any, during which the Leased Premises or any part thereof remain untenantable, any Laws to the contrary notwithstanding, except to the extent Landlord shall actually receive the proceeds of rent insurance as its sole property.

          (h)   The provisions and requirements of all of Section 9 shall apply with respect to any repairing, restoring, rebuilding, or replacing made pursuant to this Section 11; and same shall be made in accordance with the Plans and Specifications to the extent required hereunder.

          (i)    As to any loss or damage which may occur upon the property of a party hereto and be collected under any insurance policy(ies), such party hereby releases the other from any and all liability for such loss or damage to the extent of such amounts collected.

          (j)    Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be furnished by Tenant under Sections 10 and 11 of this Lease, unless Landlord, and with respect to the insurance described in Section 11, any Mortgagees designated by Landlord, are included therein as named insureds, with loss payable as in said Sections provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate original(s) thereof, or original certificate(s) evidencing the same with true copies thereof, as provided in this Lease.

12.  Condemnation and Rejectable Offer

          (a)   In the event that at any time during the term of this Lease, title to the whole or materially all of the Leased Premises shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between the Landlord and those authorized to exercise such right, this Lease shall terminate and expire on the date of such taking (herein called the Taking Date), and the rent provided to be paid by the Tenant shall be apportioned and paid to the Taking Date.

          (b)   If (i) any portion of any building on the Leased Premises shall be taken, or (ii) any portion of the parking accommodations shall be taken, or (iii) substantially all reasonable means of ingress and egress to and from the Leased Premises are permanently eliminated by reason of such a taking, then and in any of such events, Landlord and Tenant shall each have the right to terminate this Lease on the next date for payment of Minimum Rental occurring at least one hundred twenty (120) days after notice to the other given within ninety (90) days after the Taking Date; provided, however, that Tenant may not terminate this Lease by reason of any such reduction of the parking accommodations if, prior to the actual reduction, Landlord shall have provided substitute parking areas adjacent to or in the immediate vicinity of the Leased Premises, which, together with the remaining parking accommodations, are sufficient to produce accommodations equal to one hundred (100%) percent of the accommodations existing prior to such taking, or such greater percentage as may be necessary to bring such accommodations into compliance with all then applicable zoning requirements.

          (c)   If and when it shall be established that this Lease shall terminate pursuant to the provisions of subsection (a) or (b) of this Section 12, then Tenant shall (i) be deemed to have hereby made an irrevocable offer (the Offer) to purchase the Leased Premises and Landlord's right to the award payable in connection with such taking as of the Taking Date, at a price (the "Purchase Price") determined in accordance with Schedule C attached hereto and the Fair Market Value as defined therein, and (ii) if less than the entire Leased Premises shall have been taken, and Tenant elects to cancel as a result thereof, Tenant shall deliver to Landlord a certificate of Tenant, signed by the President or any Vice President thereof, stating that, in the judgment of the Board of Directors of Tenant, the portion of the Leased Premises or the means of ingress and egress so taken is sufficient to fulfill the conditions set forth in subdivisions (i), (ii), or (iii) of subsection (b) of this Section 12. Notwithstanding the foregoing, in the event that this Lease shall terminate pursuant to the provisions of this Section 12 during any Extended Term to which the Initial Term is extended pursuant to any provisions of this Lease, then the foregoing provisions of this subsection 12(c) shall be inapplicable and of no force or effect.

          (d)   If Landlord desires to accept the Offer, it shall notify Tenant of such acceptance (the Acceptance Notice), and the procedures specified in subsection (e) hereof shall be applicable except that the Closing Date shall be a date specified by Landlord in the Acceptance Notice, which date shall be not less than thirty (30) days nor more than sixty (60) days from the date thereof, but in no event shall the Closing Date be prior to the Taking Date. If Landlord shall reject the Offer by notice given to Tenant not later than the tenth (10th) day prior to the Taking Date, then, except with respect to obligations and liabilities of Tenant under this Lease, actual or contingent, which have arisen on or prior to the Taking Date, this Lease shall terminate on the Taking Date upon payment by Tenant of all installments of Minimum Rental and all other sums then due and payable under this Lease to and including the Taking Date. Anything herein contained to the contrary notwithstanding, if the Taking Date occurs, and any Mortgages are then in effect, any rejection by Landlord of the Offer shall be of no force or effect whatsoever unless accompanied by the written consent thereto of all Mortgagees.

          (e)   If Landlord shall not have rejected the Offer as provided in subsection (d) above, or if Landlord makes such rejection without the consent (if required) of any Mortgagees, then Tenant shall forthwith give written notice thereof (the Final Notice) to Landlord, and if such rejection is not made and/or such consent is not given, as the case may be, within five (5) days after Landlord's receipt of the Final Notice from Tenant, then Landlord shall be conclusively presumed to have accepted the Offer, and on a date (the Closing Date) which shall be specified by Tenant in the Final Notice, but not more than thirty (30) days from the date of the Final Notice, Landlord shall transfer, convey, or assign to Tenant or its designee upon the terms and provisions set forth in subsections 23(a) and 23(b) hereof, all of Landlord's right, title, and interest, if any, in (i) the

  Leased Premises, and (ii) the Net Award (as hereinafter defined), (whether or not such Net Award or any part thereof shall have been received by Landlord). Concurrently with such transfer, conveyance, or assignment, Tenant shall pay the Purchase Price therefor to Landlord together with all installments of Minimum Rental and all other sums then due and payable under this Lease to and including such Closing Date minus, however, any part of the Net Award which may theretofore have been received by Landlord. In the event of the termination of this Lease pursuant to this Section 12, and only if Tenant shall have purchased the Leased Premises pursuant to this Section 12, Tenant or its designee shall be entitled to the "Net Award" payable in connection with such taking (the entire award less all of Landlord's expenses related thereto being herein called the Net Award). Notwithstanding anything contained in this Lease to the contrary, (i) in the event of the termination of this Lease pursuant to this Section 12, and if Tenant shall not have purchased the Leased Premises pursuant to the provisions of this Section 12, or (ii) if this Lease is terminated pursuant to the provisions of this Section 12 after the expiration of the Initial Term of this Lease, then, in either of such events, Landlord shall be entitled to the entire award payable in connection with such taking.

          (f)    In the event of any taking of the Leased Premises, and if this Lease shall not terminate as provided in subsections 12(a) and 12(b) above, then this Lease shall continue unaffected (except as hereinafter specifically otherwise provided), and the Landlord shall be entitled to all awards, damages, consequential damages, and compensation for such taking, and the Tenant shall not be entitled to share in any such award or have any claim against Landlord for any part thereof, provided: (i) Landlord shall, to the extent the Net Award paid for the Improvements on the Leased Premises is made available to Landlord, reimburse Tenant for its cost of demolition, repair, rebuilding, and restoration to return the Improvements to a tenantable condition, as and when expended, and paid in like manner and subject to the provisions and conditions contained in Section 9 above, which provisions and conditions shall be deemed to apply to such demolition, repair, rebuilding, and restoration. The Minimum Rental payable by Tenant shall be reduced in the same proportion as the amount of usable floor space of the building improvements taken. Such taking and reduction of Minimum Rental shall not relieve Tenant from Tenant's obligation to pay the full additional rent payable under the Lease.

          (g)   In the event Landlord is advised of an impending condemnation, the Landlord shall give notice of such fact to the Tenant and the Tenant, at its election, shall be entitled to participate in any negotiations or litigation with the condemning authority.

          (h)   Notwithstanding the foregoing, Tenant, at its cost and expense, shall be entitled to claim separately, in any condemnation proceeding, any damages payable for movable trade fixtures paid for and installed by Tenant (or any persons claiming under Tenant) without any contribution or reimbursement therefor by Landlord, and for Tenant's loss of business, and for Tenant's relocation costs; provided Landlord's award is not reduced or otherwise adversely affected thereby.

13.  Removal of Tenant's Property

        Provided the Tenant is not then in default hereunder, the Tenant shall have the right, at any time during the term of this Lease, to remove Tenant's Property, consisting of machinery, trade equipment, business and trade fixtures, including all furnishings, office equipment, telecommunication and data processing equipment, and all other trade equipment placed, installed, supplied, or made by it in or on the Leased Premises, at Tenant's cost and expense (without any contribution or reimbursement therefor by Landlord) which was not specifically conveyed, transferred or sold to Landlord pursuant to that certain Limited Warranty Deed or Bill of Sale dated on or about                        , 2007, and which may be removed without material injury to the Leased Premises; provided, however, that any damage to the Leased Premises or any part thereof occasioned by such removal shall be repaired by the Tenant at Tenant's cost and expense. As used herein and hereafter, the term Tenant's Property shall not include or be deemed to include any item now or hereafter installed in or on the Leased Premises that is an integral part of the building, including, without limiting the generality of the foregoing, heating, ventilating, and air conditioning plants and systems, electrical and plumbing fixtures and systems, and other like equipment and fixtures, if any. In the event Tenant's property is not removed within ninety (90) days after notice by Landlord or then owner of the Land to remove the same, the title to any such Tenant Property remaining after ninety (90) days automatically vests in the owner of the Land at such time.

14.  Subordination, Non-Disturbance, Notice
to Lessors and Mortgagees

          (a)   This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground and underlying leases of all or any portions of the Leased Premises, now or hereafter existing, and to all Mortgages which may now or hereafter affect all or any portions of the Leased Premises and/or any of such leases, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements, and extension of such leases and Mortgages and spreaders and consolidations of such Mortgages; provided, that, as to any such leases and/or Mortgages that become liens of record after the date of this Lease, the lessors and/or Mortgagees thereunder shall each enter into a non-disturbance agreement, in favor of Tenant, to provide that in the event its said Mortgage shall be foreclosed or its said lease shall be terminated, as the case may be, and provided that there has not occurred an Event of Default hereunder, this Lease shall not terminate on account thereof so long as the Tenant continues to pay the rents reserved in this Lease and otherwise performs and observes all of the terms, covenants, conditions, and provisions of this Lease to be performed and observed by or on behalf of Tenant thereunder. The lien of any Mortgages shall not cover any trade fixtures or other personal property paid for and installed in the Leased Premises by Tenant (or any persons claiming under Tenant) without any contribution or reimbursement therefor by Landlord. The provisions of this subsection (a) shall be self-operative. In confirmation of such subordination, Tenant shall promptly execute and deliver any instruments that Landlord, the lessor of any such lease, or the holder of any Mortgage, or any of their respective successors in interest, may reasonably request to evidence such subordinations, and Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request, such power being coupled with an interest, and Landlord shall promptly send to Tenant a copy of any subordination agreement executed and delivered by Landlord on behalf of Tenant. The lease(s) to which, at the time in question, this Lease is subject and subordinate is (are) hereinafter sometimes called Superior Lease(s), and the Lessor(s) of a Superior Lease or its (their) successor(s) in interest, at the time in question, is (are) sometimes hereinafter called Superior Lessor(s). If any Superior Lease (or a memorandum thereof), or any Mortgage, shall not be recorded, the subordination provided for in this Section shall not be effective unless and until Tenant shall have received notice from Landlord or from the Superior Lessors or the Mortgagees thereunder (as the case may be) of the existence of such Superior Lease or Mortgage (as the case may be). If any Mortgagees shall, from time to time, so require, this Lease shall be prior in lien to the lien of its or their respective Mortgages.

          (b)   In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to each Mortgagee and each Superior Lessor whose name and address shall have been previously furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or any Mortgagee or Superior Lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when all such Mortgagees and Superior Lessors shall have become entitled under such Mortgages or Superior Leases, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided any such Mortgagee or Superior Lessor shall with due diligence give Tenant written notice of its intention to, and shall commence and continue to, remedy such act or omission, but nothing herein contained shall obligate any Mortgagee or Superior Lessor to do so unless it so elects.

          (c)   If a Superior Lessor or a Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes called Successor Landlord) and upon such Successor Landlord's written agreement to accept Tenant's attornment, which such Successor Landlord shall agree to accept if so requested by Tenant, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request, such power being coupled with an interest. Upon such attornment, this Lease shall continue in full force and effect as, and as if it were, a direct lease between the Successor Landlord and Tenant upon all of the terms, covenants, and conditions set forth in this Lease, and all such terms, covenants, and conditions shall be applicable after such attornment except that the Successor Landlord shall:

              (i)  not be liable for any previous act or omission of Landlord under this Lease,

             (ii)  not be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued or which may thereafter accrue to Tenant against Landlord, and

            (iii)  not be bound by any previous modification of this Lease, not expressly provided for in this Lease, other than a modification of this Lease executed by Landlord and Tenant prior to the execution of any Superior Lease or Mortgage, or by any previous prepayment of more than one month's Minimum Rental, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor(s) or the Mortgagee(s) through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

15.  Non-Waiver

        Neither a failure by the Landlord to exercise any of its options hereunder, nor failure to enforce its rights or seek its remedies upon any default, nor the acceptance by the Landlord of any rent accruing before or after any default, shall effect or constitute a waiver of the Landlord's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify, or preclude any other rights or remedies to which the Landlord may be entitled either at law or in equity.

16.  Quiet Enjoyment

        If the Tenant pays the rent it is obligated hereunder to pay, and observes all other terms, covenants, and conditions hereof, it may peaceably and quietly have, hold, and enjoy the Leased Premises during the term of this Lease, subject, however, to all the terms of this Lease. No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease or to abate, reduce, or make any deduction from or offset against any rent or any other sum payable under this Lease, or to fail to perform any other obligations of Tenant hereunder.

17.  Assignment and Subletting

          (a)   Tenant shall not sublet the Leased Premises, nor any part thereof, nor assign, or otherwise dispose of this Lease or any interest therein, or any part thereof, without Landlord's prior written consent in each of the foregoing cases, which consent, however, to an assignment of this Lease, or subletting of the Leased Premises, shall not be unreasonably withheld, provided the following conditions are complied with:

              (i)  Any assignment shall transfer to the assignee all of the Tenant's rights in, and interests under, this Lease.

             (ii)  At the time of any assignment and/or subletting, this Lease must be in full force and effect without any breach or default thereunder on the part of the Tenant.

            (iii)  Any assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the assignment. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by the assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing such assumption agreement, shall be sent to Landlord within ten (10) days from the effective date of such assignment.

            (iv)  A copy of any sublease fully executed and acknowledged by the Tenant and the sublessee, shall be mailed to Landlord within ten (10) days from effective date of such subletting.

             (v)  Such assignment and/or subletting shall be subject to all the provisions, terms, covenants, and conditions of this Lease and the Tenant-assignor (and any guarantor(s) of this Lease) and such assignee(s) shall continue to be and remain liable hereunder, it being expressly understood and agreed that no assignment or subletting of the Leased Premises shall in any way relieve Tenant or any subsequent assignee(s) from the performance of any of the agreements, terms, covenants, and conditions of this Lease.

            (vi)  Each sublease permitted under this Section shall contain provisions to the effect that (A) such sublease is only for the actual use and occupancy by the sublessee, and (B) such sublease is subject and subordinate to all of the terms, covenants, and conditions of this Lease and to all of the rights of Landlord thereunder, and (C) in the event this Lease shall terminate before the expiration of such sublease, the subtenant thereunder will, at Landlord's option, attorn to Landlord and waive any rights the subtenant may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

          (b)   Notwithstanding anything contained in this Lease to the contrary, and notwithstanding any consent by Landlord to any sublease of the Leased Premises or to any assignment of this Lease, no subtenant shall assign its sublease nor further sublease the Leased Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease nor sublease the Leased Premises, or any portion thereof, without Landlord's prior written consent in each of such cases.

          (c)   Notwithstanding anything contained in this Lease to the contrary, should Tenant desire to assign this Lease or sublet more than forty (40%) percent of the net rental square footage of the building improvements or any other portion of the Leased Premises, it shall give written notice of its intention to do so to Landlord sixty (60) days or more before the effective date of such proposed subletting or assignment, and Landlord may, at any time within thirty (30) days after the receipt of such notice from Tenant, enter into a direct lease with the proposed subtenant or assignee or with any other persons as Landlord may desire.

          (d)   Tenant's failure to comply with all of the provisions and conditions of this Section 17 and all of the subsections hereof shall (whether or not Landlord's consent is required under this Section), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

          (e)   In the event that Tenant hereunder or any Guarantors (hereinafter defined) shall, at any time, be a corporation, no change shall occur in one or a series of related transactions in the management or the majority ownership of and/or the power to vote the majority of the outstanding capital stock of Tenant (or such Guarantors) without the prior written consent of Landlord, which consent Landlord agrees not to withhold unreasonably. The Landlord may consider the following conditions in deciding whether to consent: (a) that the total assets and net worth of such entity after such change by consolidation, merger or otherwise shall be equal to or more than that of Tenant immediately prior to such change; (b) that Tenant is not at such time in default hereunder; and (c) that such successors shall execute an instrument in writing in form and substance satisfactory to Landlord fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord.

          (f)    Without the prior written consent of Landlord, Tenant may not mortgage, pledge, or otherwise encumber its leasehold estate hereunder, and any attempt to mortgage, pledge, or otherwise encumber such estate shall be null and void and of no force and effect.

          (g)   The Tenant may consolidate with or merge into any other corporation, convey or transfer all or substantially all of its assets to any other corporation, or permit any other corporation to consolidate with or merge into it upon condition that:

              (i)  the corporation which results from such consolidation or merger, or the transferee to which such sale shall have been made (the Surviving Corporation) is a corporation organized under the laws of any State of the United States, and the Surviving Corporation shall have a net worth, computed in accordance with generally accepted accounting principles, consistently applied, at least equal to the net worth of Tenant on the day immediately preceding such consolidation, merger, or transfer; and

             (ii)  the Surviving Corporation shall expressly and unconditionally assume by written agreement in recordable form to perform all such obligations of the Tenant hereunder or any related documents to which Tenant is bound and shall be obligated to perform all such obligations of the Tenant to the same extent as if the Surviving Corporation had originally executed and delivered this Lease and related documents; and

            (iii)  rights of Landlord under this Lease and the rights of Landlord's Mortgagee under any related loan documents signed by Landlord or Tenant shall not be affected or reduced by such consolidation, merger, conveyance, or transfer. Tenant covenants that it will not merge or consolidate or sell or otherwise dispose of all or substantially all of its assets unless there shall be compliance with all of the foregoing provisions of subsection 17(g) of this Lease and unless the instrument referred to in subparagraph 17(g)(ii) above shall have been delivered to Landlord.

18.  Entry by Landlord

        Landlord, any Superior Lessor(s) and any Mortgagee(s), and their respective duly authorized representatives shall have the right to enter the Leased Premises at all reasonable times and upon reasonable prior notice for the purposes of:

          (a)   inspecting the conditions of same, and making such repairs, alterations, additions, or improvements thereto as may be necessary or desirable if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions, or improvements); and

          (b)   exhibiting the same to persons who may wish to purchase or lease the same, and, during the last month of the term of this Lease, placing a notice of reasonable size on the Leased Premises offering the same or any part thereof for sale or for rent.

        Notwithstanding any provision to the contrary, no entry by Landlord shall be permitted unless accompanied by an employee of Tenant.

19.  Tenant's Default

        The following shall be defined and deemed as an Event of Default: (a) if Tenant shall default in the payment of the Minimum Rental or any additional rent, and if Tenant shall fail to cure said default within ten (10) business days after the date on which Landlord gives notice to Tenant of said default (a Rent Default Notice); provided, however, that Landlord shall have no obligation to give Tenant more than two (2) such notices in any Lease Year; or (b) if Tenant shall default in the payment of the Minimum Rental or any additional rent in any Lease Year in which two (2) Rent Default Notices have been given and Tenant shall fail to cure said default within five (5) business days after the date on which such payment is due; or (c) if Tenant shall default in the performance or observance of any term, obligation, covenant, or condition to be performed or observed by Tenant under this Section 19 or under any of Sections 6(b), 10 (other than subsection 10(d)), 11 (other than subsection 11(d)), or 17 of this Lease; or (d)if Tenant shall default in the performance or observance of any term, obligation, covenant, or condition to be performed or observed by Tenant under subsection 7(a)(ii), and if Tenant shall fail to cure said default prior to the expiration of any grace or cure period, if any, provided in the Restriction, the failure to comply with which constitutes Tenant's default under said subsection 7(a)(ii); or (e) if Tenant shall default in the performance or observance of any other term, obligation, covenant, or condition to be performed or observed by Tenant under this Lease, and if Tenant shall fail to cure said default within twenty-five (25) days after receipt of notice of said default from Landlord, or if said default shall reasonably require longer than twenty-five (25) days to cure, if Tenant shall fail to commence to cure said default within twenty-five (25) days after receipt of notice thereof and continuously prosecute the curing of the same to completion with due diligence, or (f) if Tenant shall make an assignment of its property for the benefit of creditors or shall institute any proceedings relating to it or its property under any bankruptcy or insolvency laws of any jurisdiction or shall petition to any court for, or consent to, the appointment of a receiver, trustee, or assignee of it or any part of its property, or (g) if an order for relief under any provisions of the Bankruptcy Reform Act of 1978 shall be entered against tenant, or (h) if Tenant shall be declared bankrupt or insolvent according to law, or (i) if any bankruptcy or insolvency proceedings shall be commenced against Tenant and shall not be dismissed within sixty (60) days thereafter, or (j) if a receiver, trustee, or assignee shall be appointed without the consent of Tenant in any bankruptcy or insolvency proceedings of Tenant or the property of Tenant and shall not be discharged within ninety (90) days thereafter, or (k) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward its liquidation or dissolution, or shall, in any manner, permit the divestiture of substantially all of its assets, or (l) if, as a result of any failure by Tenant to perform or observe any of the terms, obligations, covenants, or conditions to be performed or observed by it under this Lease, a breach or default shall have occurred and be continuing under any Superior Lease or Mortgage notice of which has been given to Tenant, and if Tenant shall fail to cure said default prior to the expiration of one-half (12) of that portion of the grace or cure period, if any, applicable to said breach or default provided in such Superior Lease or Mortgage, the duration of which is ascertainable upon the occurrence of such failure by Tenant. The word Tenant as used in subsections (f), (g), (h), (i), (j), (k), and (l) of this Section 19 shall mean the then holder of the Tenant's interest in this Lease hereunder and/or any Guarantor(s) and/or other persons who or which are liable for Tenant's obligations under this Lease. The words "Landlord" and "Tenant" as used in subsections (b), (c), (d), and (e) of this Section 19 shall mean any person, firm, or entity controlled by, under common control with, or controlling the Landlord or the Tenant (as defined in the preceding sentence) under this Lease, respectively; and for the purpose of interpreting this sentence, the word "control" shall be deemed to mean capable of directing the business activities and direction of such person, firm, or entity. Any defaults in Tenant's liabilities or obligations under this Lease occasioned by any acts or failures to act by any persons having or claiming any right, title, and interest in or to the Leased Premises by, through, or under Tenant, shall be deemed the default of Tenant hereunder. If this Lease is terminated pursuant to this Section 19, Tenant waives (i) the benefit of any Laws exempting property from liability for rent or for debt, and (ii) the service of any notice which may be required by any Laws.

        In case of the occurrence of any Event of Default hereinbefore provided, the Landlord shall have the immediate right of reentry, and may remove all persons and property from the Leased Premises by summary proceedings, lawful force, or otherwise. In addition, in the event of the occurrence of any Event of Default (whether or not Landlord shall elect to reenter or to take possession pursuant to legal proceedings or pursuant to any notice provided for by Laws), Landlord shall have the right, at its option, to terminate this Lease on not less than two (2) days' notice to Tenant and upon the giving of said notice, this Lease and the term hereof shall cease and expire on the date set forth in said notice as if said date were the expiration date originally set forth herein and/or it may from time to time, whether or not this Lease be terminated, make such alterations and repairs as may be reasonably necessary in order to relet the Leased Premises or any part(s) thereof for such term or terms (which may extend beyond the term of this Lease) and at such rental(s) and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting, all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness (other than rents due hereunder) of Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees (at no greater than customary rates in the area in which the Leased Premises is located) and reasonable attorneys' fees, and of the cost of such alterations and repairs, third, to the payment of rents due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rents and other payments required to be made by Tenant hereunder as the same may become due and payable hereunder, with the right reserved to Landlord to bring such action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without being obliged to await the end of the term for a final determination of Tenant's account; and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Section. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly subject to Landlord's right of action(s) or proceeding(s) as aforesaid. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach as damages for loss of the bargain and not as a penalty, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and including the worth, at the time of such termination, of the excess, if any, of the amount of rental and charges equivalent to the rental and charges reserved in this Lease for the remainder of the then term of this Lease, over the aggregate rental value of the Leased Premises for the remainder of such term, all of which shall be immediately due and payable from Tenant to Landlord. If any Laws shall validly limit the amount of the damages provided for in the immediately preceding sentence to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Laws. In the event the Tenant does not comply with its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief. The rights and remedies, whether herein or anywhere else in this Lease provided, shall be cumulative, and the exercise of any one right or remedy shall not preclude the exercise of, or act as a waiver of, any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity, or by statute, or otherwise. In addition to the foregoing, Tenant, and its successors and assigns, shall at all times indemnify Landlord for, defend Landlord against, and save Landlord harmless from, any liability, loss, cost, injury, damage, or other expense or risk whatsoever, directly or indirectly, arising out of, resulting from, or otherwise in connection with (i) the failure for any reason on the part of Tenant to perform, observe, or comply with any of the covenants, conditions, and obligations under this Lease to be performed, observed, or complied with by Tenant, and/or (ii) the failure for any reason of any representation, warranty, or covenant given by Tenant in connection with the execution of this Lease by Landlord to be materially true, complete, and accurate, including, without limitation, any representation, warranty, or covenant given or made by Tenant under that certain Contract of Purchase and Lease executed by and between Landlord or its predecessor-in-interest, as purchaser, and Tenant or its predecessor-in-interest, as seller, respecting the acquisition of the Leased Premises by Landlord and contemporaneously with the consummation of which this Lease was executed, all of which representations, warranties, and covenants are hereby incorporated by reference herein this Lease.

20.  Tax Appeals and Contests

          (a)   Tenant shall have the right, at its cost and expense, to contest the amount or validity, in whole or in part, of any Imposition of any kind by appropriate proceedings diligently conducted in good faith, but no such contest shall be carried on or maintained by Tenant after the time limit for the payment of any Imposition unless the Tenant, at its option: (i)  shall pay the amount involved under protest; or (ii) shall procure and maintain a stay of all proceedings to enforce any collection of any Imposition, together with all penalties, interest, costs, and expenses, by a deposit of a sufficient sum of money, or by such undertaking as may be required or permitted by law to accomplish such stay; or (iii) shall deposit with Landlord or any Superior Lessor or Mortgagee, as security for the performance by the Tenant of its obligations hereunder with respect to such Impositions, such security in amounts equal to such contested amount or such reasonable security as may be demanded by the Landlord or any Superior Lessor or Mortgagee to insure payment of such contested Imposition and all penalties, interest, costs, and expenses which may accrue during the period of the contest. Upon the termination of any such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including counsel fees), interest, penalties, or other liabilities in connection therewith, whereupon the Landlord shall arrange to have returned to the Tenant, with any interest earned thereon and made available for such return, all amounts, if any, held by or on behalf of Landlord which were deposited by the Tenant in accordance with the provisions hereof.

          (b)   Tenant shall have the right, at its cost and expense, to seek a reduction in the valuation of the Leased Premises as assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not in default hereunder, Tenant shall be authorized to collect any tax refund of any tax paid by Tenant obtained by reason thereof and to retain the same.

          (c)   Landlord agrees that whenever Landlord's cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein, provided same shall not entail any cost, liability, or expense to Landlord, and Tenant will pay, indemnify, and save Landlord harmless of and from any and all liabilities, losses, judgments, decrees, costs, and expenses (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, fully pay and discharge the amounts which shall be levied, assessed, charged, or imposed or be determined to be payable therein or in connection therewith, and Tenant shall perform and observe all acts and obligations, the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord or any Superior Lessor or Mortgagee to the risk of any material civil liability or the risk of any criminal liability, and Tenant shall give such reasonable indemnity or security to Landlord, any Superior Lessor, and any Mortgagee as may be reasonably demanded by any of them to insure compliance with the foregoing provisions of this Section 20.

21.  Signs

        Tenant may, during the term of this Lease, upon obtaining any and all necessary permits from governmental authorities, paint or erect and maintain, at its cost and expense, signs of such dimensions and materials as it may reasonably deem appropriate in or about the Leased Premises. Such signs shall be removed by Tenant upon the termination of its occupancy of the Leased Premises.

22.  Surrender of Premises

        Except in the case of condemnation described in subsection 12(a), at the expiration or sooner termination of the term of this Lease, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations on locks, safes, and vaults, if any, in the Leased Premises. Tenant shall at such time remove all Tenant's Property, as well as any alterations or improvements, if requested to do so by Landlord, and shall repair any damage to the Leased Premises caused thereby, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Leased Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Leased Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

23.  Procedure Upon Purchase

          (a)   In the event of the purchase of the Leased Premises or any portion thereof by Tenant pursuant to any provision of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than existed on the date of the commencement of this Lease, and Tenant shall accept such title, subject, however, to all liens, encumbrances, charges, exceptions, and restrictions on, against, or relating to the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgages, and free of any liens, encumbrances, charges, exceptions, and restrictions which have been created by or resulted from acts of Landlord during the term of this Lease which were not consented to, requested by, or resulting from the acts or omissions of Tenant.

          (b)   Upon the Closing Date for any such purchase by Tenant of the Leased Premises or any portion thereof pursuant to any provisions of this Lease, Tenant shall pay to Landlord, or to any persons designated by Landlord in a written notice delivered by Landlord to Tenant not less than three (3) days prior to the Closing Date, by certified check, bank check, or in federal funds, or electronic equivalent as Landlord may designate, at Landlord's address set forth above, or at any other place within the continental United States designated by Landlord, the Purchase Price therefor specified herein, and the following shall then occur:

              (i)  Landlord shall deliver to Tenant a deed which describes the Leased Premises or the portion thereof then being sold to Tenant, and conveys and transfers the title thereto which is described in subsection 23(a) above;

             (ii)  Landlord shall deliver to Tenant such other instruments as shall be necessary to transfer to Tenant or its designee any other property then required to be sold by Landlord to Tenant pursuant to this Lease;

            (iii)  Tenant shall pay (or reimburse Landlord for) all costs, fees, and charges incident to such conveyance and transfer, including, without limitation, reasonable counsel fees, escrow fees, recording fees, title insurance premiums, mortgage prepayment penalties, and all applicable federal, state, and local taxes (other than any income or franchise taxes levied upon or assessed against Landlord) which may be incurred or imposed by reason of such conveyance and transfer and by reason of the delivery and/or recording of such deed and such other instruments.

            (iv)  Upon the completion of the purchase of the Leased Premises pursuant to the provisions hereof and the payment of the Purchase Price and all other amounts due Landlord, but not prior thereto (unless any delay in the completion of or the failure to complete such purchase shall be the fault of Landlord within the Landlord's reasonable control), this Lease and all obligations hereunder (including the obligations to pay the Minimum Rental and additional charges) shall terminate with respect to the Leased Premises, except with respect to actual or contingent obligations and liabilities of Tenant under this Lease which arose on or prior to such Closing Date.

24.  Landlord Defined

          (a)   The term Landlord as used in this Lease means only the owner of the Leased Premises, or the Mortgagee in possession of the Leased Premises, for the time being, so that in the event of any sale or other transfer of the Leased Premises, Landlord shall be and hereby is entirely freed and relieved of all liabilities and obligations of Landlord hereunder, and it shall be deemed without further agreement between the parties and any successor of Landlord, that such successor has assumed and agreed to perform and observe all liabilities and obligations of Landlord hereunder.

          (b)   Notwithstanding anything contained herein to the contrary, it is specifically understood and agreed that there shall be no personal liability on Landlord in respect of any of the terms, covenants, conditions, or provisions of this Lease, and in the event of a breach or default by Landlord of any of its liabilities and obligations under this Lease, Tenant and any persons claiming by, through, or under Tenant shall look solely to the equity of the Landlord in the Leased Premises for the satisfaction of Tenant's and such persons' remedies and claims for damages.

25.  Tenant's Payments

        Each and every payment and expenditure, other than Minimum Rental and other than costs for any additions, alterations, repairs, replacements, and improvements to the Improvements, which are required to be paid by Tenant under this Lease, shall be deemed to be additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, on demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all of the rights and remedies available to Landlord hereunder or by Laws in the case of non-payment of Minimum Rental. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants, and conditions of this Lease to be performed and observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Tenant agrees to pay or reimburse Landlord, on demand, for any reasonable costs and expenses that may be incurred by Landlord in connection with its review of any instruments or documents requested by Tenant pursuant to this Lease or relating to the Leased Premises, including, but not limited to, the costs and expenses of making such investigations as the Landlord shall deem appropriate and the reasonable legal fees and disbursements of Landlord's counsel. All payments of Minimum Rental hereunder shall be made to Landlord by check or electronic equivalent, as Landlord may direct, at the address set forth in the beginning hereof, unless otherwise provided herein, or at such other address as may be designated by Landlord.

26.  Right to Cure Defaults

        If Tenant shall fail to fully comply with any of its liabilities or obligations under this Lease (including, without limitation, its obligations to make repairs, maintain various policies of insurance, comply with all Laws, and pay all Impositions and bills for utilities), then three (3) days after the giving of written notice of such breach to Tenant (except that prior written notice shall not be required in the event of an emergency), Landlord shall have the right, at its option, to cure such breach at Tenant's cost and expense. Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages, and expenses resulting therefrom or incurred in connection therewith, together with interest thereon (at a rate equal to the Maximum Rate), promptly upon demand. Any late charges imposed under Section 35 is in addition to the above items.

27.  Covenant Against Liens

          (a)   If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics' or other lien, charge, or order for the payment of money or other encumbrances shall be filed or imposed against Landlord, any Superior Lessor, any Mortgagee, and/or any portion of the Leased Premises (whether or not such lien, charge, order, or encumbrance is valid or enforceable as such), Tenant shall, at its cost and expense, cause same to be discharged of record or bonded within ten (10) days after notice to Tenant of the filing or imposition thereof; and Tenant shall indemnify and defend Landlord against, and save Landlord harmless from, all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands, and obligations, including, without limitation, reasonable counsel fees, resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order, or encumbrance, and Tenant agrees to reimburse Landlord (as additional rent) for all losses, costs, damages, and expenses (including without limitation reasonable attorney fees) resulting therefrom or incurred in connection therewith, plus an administration fee of twenty (20%) percent of the total of the same together with interest thereon (at a rate equal to the Maximum Rate), promptly upon demand.

          (b)   All materialmen, contractors, artisans, mechanics, laborers, and any other persons now or hereafter furnishing any labor, services, materials, supplies, or equipment to Tenant with respect to any portion of the Leased Premises, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Notice is hereby given that the Landlord shall not be liable for any labor, services, materials, supplies, or equipment furnished or to be furnished to the Tenant upon credit, and that no mechanics' or other lien for any such labor, services, materials, supplies, or equipment shall attach to or affect the estate or interest of the Landlord in and to the Leased Premises.

28.  Waiver of Redemption

        It being clearly understood by Tenant that Landlord is unwilling to enter into any lease of the Leased Premises for a term of more than five (5) years unless the statutory rights of redemption after a dispossess proceeding and to a second further trial after an action in ejectment shall be waived by Tenant (unless such second or further trial results from an appellate court decision reversing the decision of the first trial), and Tenant being willing to waive all such rights of redemption conferred by statute in order that it may secure a lease of more than five (5) years, Tenant covenants and agrees that in the event of an action for ejectment or any other action or proceeding to dispossess, terminating this Lease, the right of redemption provided or permitted by any Laws, and the right to any second or further trial provided or permitted by any Laws, shall be, and hereby are, expressly waived (unless such second or further trial results from an appellate court decision reversing the decision of the first trial). Tenant hereby expressly waives the service of any notice in writing of intention to reenter as provided for, or may be provided for, in and by the laws of the State in which the Leased Premises are located, as the same may from time to time exist.

29.  Landlord's and Tenant's Certificates

        Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) days after request by the other party, certify by written instrument, duly executed, acknowledged, and delivered to any ground lessor, Mortgagee, assignee of any Mortgagee or purchaser, or any proposed Mortgagee, or proposed assignee or sub-tenant of Tenant or any other person, firm, or corporation specified by Landlord or Tenant:

          (a)   That this Lease are unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified, and stating the modifications);

          (b)   Whether or not there are then existing any breaches or defaults by the other party under any of the terms of this Lease, and specifying such breach or default or any setoffs or defenses against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

          (c)   The dates, if any, to which the rental(s) and other charges under this Lease have been paid in advance.

30.  Waiver of Trial by Jury (Have parties initial)

        Landlord and Tenant do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Minimum Rental or additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

                                                     PARTIES INITIAL HERE

31.  Net Lease: Non-Terminability

        This is an absolutely net lease, and, except as otherwise specifically provided in Section 12 hereof, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease; nor shall Tenant be entitled to any abatement, deduction, deferment, suspension, or reduction of, or setoff, defense, or counterclaim against, any rentals, charges, or other sums payable by Tenant under this Lease; nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of damage to, or destruction of, the Leased Premises from whatever cause, any taking by condemnation, eminent domain, or by agreement between Landlord and those authorized to exercise such rights, the lawful or unlawful prohibition of Tenant's use of the Leased Premises, the interference with such use by any persons, corporations, or other entities, or by reason of any eviction by paramount title, or by reason of Tenant's acquisition of ownership of the Leased Premises otherwise than pursuant to an express provision of this Lease, or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, or for any other cause whether similar or dissimilar to the foregoing, any Laws to the contrary notwithstanding; it being the intention that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, and that the Minimum Rental, additional rent, and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events, unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease; and Tenant covenants and agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, cancel, rescind, or void this Lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up, or other proceedings affecting Landlord or any assignee of, or successor to, Landlord, and notwithstanding any action with respect to this Lease that may be taken by a trustee or receiver of Landlord or any assignee of, or successor to, Landlord, or by any court in any such proceeding.

32.  Miscellaneous Provisions

          (a)   Notices.    Any notice, exercise of option or election, communication, request, or other document or demand required or permitted under this Lease shall be in writing and shall be given to Landlord or Tenant by national, reputable, overnight courier which provides proof of delivery, registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses listed below:

              (i)  to the Landlord as follows:

        First National Holdings II, LLC
        c/o Donald B. Wildman
        220 North Church Street, Suite 4
        Spartanburg, SC 29306
        Telephone: (864) 582-8121
        Facsimile: (864) 585-5328

             (ii)  to the Tenant as follows:

        First National Bank of the South
        Attn: President
        215 North Pine Street
        Spartanburg, SC 29302
        Telephone: (864) 594-5690
        Facsimile: (864) 594-5688

            Either party may, from time to time, change the address to which such written notices, exercise of options or elections, communications, requests, or other documents or demands are to be mailed, by giving the other party(ies) written notice of such changed address, pursuant to the terms hereinabove set forth. At Landlord's option, which may be exercised at any time hereafter, Tenant shall send copies of any and all said notices and other communications designated by Landlord, to any Mortgagees and Superior Lessors designated by Landlord, in the same manner as notices are required to be sent to Landlord, and at such address(es) as Landlord may from time to time designated by notice to Tenant.

          (b)   Relationship of the Parties.    It is the intention of the parties hereto to create the relationship of Landlord and Tenant, and no other relationship whatsoever, and unless expressly otherwise provided herein, nothing herein shall be construed to make the parties hereto liable for any of the debts, liabilities, or obligations of the other party.

          (c)   Applicability.    Whenever a provision in this Lease is stated to apply to the term of this Lease, or words of similar import, the same shall be deemed to mean and include any Extended Term as well, unless specific reference is made to such provision as having applicability only to all or any portions of the Initial Term and/or any Extended Term.

          (d)   Governing Laws.    This Lease shall be governed exclusively by the provisions hereof and by the laws of the State in which the Leased Premises are located as the same may from time to time exist.

          (e)   Invalidity of Particular Provisions.    If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (f)    Waiver.    Failure on the part of either party to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be deemed to be a waiver by either party of any of its rights hereunder. Acceptance by Landlord of Minimum Rental, additional rent, or any other charges paid by Tenant hereunder shall not be, or be deemed to be, a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereunder, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

          (g)   Counterparts.    This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

          (h)   Sole Agreement.    This Lease sets forth all the promises, inducements, agreements, conditions, and understandings between Landlord and Tenant relative to the demise of the Leased Premises, and there are no promises, agreements, conditions, or understandings, either oral or written, express or implied, between them, other than as herein incorporated or set forth with respect to such demise. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party(ies) to be charged therewith.

          (i)    Short Form of Lease.    A short form of Lease for recording purposes only, in form reasonably satisfactory to Landlord and Tenant, shall, simultaneously with the execution hereof, and at any time hereafter upon the request of either Landlord or Tenant, be executed by Landlord and Tenant in recordable form.

          (j)    Captions.    The captions of the several Sections and subsections of this Lease and table of contents are not a part of the context hereof and shall be ignored in construing this Lease. They are intended only as aids in locating various provisions hereof.

          (k)   Successors and Assigns.    Except as may be expressly otherwise provided herein, the terms, covenants, and conditions hereof shall inure to the benefit of, and shall be binding upon, Landlord and its successors and assigns and the terms, covenants, and conditions hereof shall inure to the benefit of, and shall be binding upon, Tenant and its successors and permitted assigns.

          (l)    No Merger.    There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Leased Premises, or any part thereof, by reason of the fact that the same person, firm, corporation, or other entity may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Leased Premises or any part thereof; and no such merger shall occur unless and until all persons, corporations, firms, and other entities having an interest (including a security interest) in (i) this Lease or the leasehold estate created by this Lease; and (ii) any such other estate or interest in the Leased Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

          (m)  Rights of Superior Lessor.    Any rights provided herein for the benefit of any Mortgagees shall apply with equal force and effect for the benefit of any Superior Lessors as if expressly so stated in each instance.

          (n)   Reports.    In the event the following is not available to the general public, Tenant agrees to furnish to Landlord, upon request and with reasonable promptness: (1) copies of financial statements of Tenant and each Guarantor (including, but not limited to, annual balance sheets, income statements, and surplus statements, certified by independent certified public accountants); and (2) other financial statements, reports, and documents which the Tenant and each Guarantor: (i) files with or otherwise sends to the Securities and Exchange Commission, whether pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 including, without limitation, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K and Proxy Statements and other soliciting materials; (ii) files with any other governmental commission, department, or agency or any securities exchange; and (iii) sends to or makes available to its shareholders. In addition to the foregoing, Tenant shall obtain and deliver to Landlord, with reasonable promptness: (a) such other information respecting the operation of the Leased Premises or the financial condition and affairs of Tenant or any Guarantors, as Landlord may from time to time reasonably request; and (b) together with the annual reports of each Guarantor as required above, an Officer's Certificate of such Guarantor stating that to the best of the signer's knowledge and belief, after making due inquiry, neither Tenant nor such Guarantor is in default in the performance or observance of any of the agreements, terms, covenants, or conditions of this Lease or the Guarantee upon the part of Tenant or the Guarantor, as the case may be, to be performed or observed (or, if so, specifying the same and the steps being taken to remedy the same).

          (o)   Ownership of Leased Premises. Tenant acknowledges that the Leased Premises are the property of Landlord and that Tenant has only the right to the possession and use thereof upon the terms, covenants, and conditions set forth in this Lease.

          (p)   Encroachments, Restrictions, etc.    If any of the Improvements shall, at any time, encroach upon any property, street, or right-of-way adjoining or adjacent to the Leased Premises, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Premises, or any part thereof, or shall hinder or obstruct any easement or right-of-way to which the Leased Premises are subject, or shall impair the rights of others under such easement or right-of-way, then promptly upon the request of the Landlord at the behest of any persons affected by any such encroachment, violation, hindrance, obstruction, or impairment, Tenant shall, at its cost and expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities, and damages resulting from each such encroachment, violation, hindrance, obstruction, or impairment, whether the same shall affect Landlord or Tenant, or (ii) make such changes in the Improvements, and take such other actions as shall be necessary, to remove such encroachments, hindrances, or obstructions and to end such violations or impairments, including, if necessary, but only with Landlord's prior written consent, the alteration or removal of any of the Improvements. Any such alteration or removal consented to by Landlord shall be made by Tenant in accordance with the requirements of Section 9, above. Tenant's obligations under this subsection 32(p) shall survive the expiration or sooner termination of this Lease.

          (q)   Acceptance of Surrender.    No surrender to Landlord of this Lease or of the Leased Premises, or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by any and all Mortgagees and Superior Lessors, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, consented to as aforesaid, shall constitute an acceptance of any such surrender.

          (r)   Consent by Landlord.    Wherever in this Lease Landlord agrees not to withhold its consent or approval unreasonably, or words of like import, Tenant agrees that it shall not be unreasonable for Landlord to withhold such consent or approval (i) if, by granting such consent or approval, Landlord shall be in violation of any Mortgage, or (ii) any Mortgagee shall not give its consent or approval thereto where its consent or approval is required by the terms of its Mortgage. Anything herein contained to the contrary notwithstanding, any consent or approval given by Landlord hereunder this Lease with respect to any act or matter to which a Mortgagee is entitled by the terms of its Mortgage to consent or approve shall be of no force or effect, and shall be deemed to have been withheld, unless accompanied by the written consent or approval of such Mortgagee. In the event that a claim or adjudication is made that Landlord has acted unreasonably, or unreasonably delayed acting in any case where by law or under this Lease it has an obligation to act reasonably or promptly, Landlord shall not be liable for any monetary damages, and Tenant's remedies shall be limited to injunctive relief or declaratory judgment.

33.  Tenant's Right of First Option/Refusal to Purchase

        In the event that, at any time during the term of this Lease, Landlord desires to sell the Leased Premises to any entity not related to or affiliated with Landlord, Tenant shall have the right of first offer with respect to the purchase thereof, which right shall be exercisable in accordance with and subject to the following conditions:

          (a)   If Landlord desires to offer the Leased Premises for sale, it shall send Tenant a notice (the Offer Notice) so stating;

          (b)   If Tenant is interested in purchasing the Leased Premises, it shall send Landlord a written offer (the First Offer) within thirty (30) days of the Offer Notice which shall be deemed, subject to the terms of Section 33(d) hereof, to be an irrevocable offer to purchase the Leased Premises as provided in this Section 33. The First Offer shall specify a price (the First Offer Purchase Price) and other terms (the Other Terms) upon which the Tenant shall be obligated, at Landlord's option as herein provided, to purchase the Leased Premises. Failure of Tenant to send the First Offer to Landlord within said thirty (30) day period shall be deemed a waiver by Tenant of its right of first offer, and thereafter, the provisions of this Section 33 shall no longer be of any force and effect;

          (c)   In the event that Tenant has sent Landlord a First Offer, then for a period of one (1) year from the Offer Notice, Landlord shall not sell the Leased Premises to a third party for less than the amount of the First Offer Purchase Price or on terms substantially more onerous to Landlord than the Other Terms. Upon a sale by the Landlord of the Leased Premises to a third party, the provisions of this Section 33 shall no longer be of any force or effect. Notwithstanding anything to the contrary, Landlord shall have no obligation to accept the First Offer or to sell the Leased Premises to any third party;

          (d)   If Tenant has sent Landlord a First Offer in compliance with subsection (b) of this Section 33 and Landlord has not accepted a third party offer within one (1) year after receipt of the First Offer, the Offer Notice shall terminate, and Tenant's right of first offer shall again be in full force and effect;

          (e)   If Landlord is willing to accept the First Offer prior to the termination thereof as provided in Section 33(d) hereof, then Landlord shall send Tenant a written notice (the Acceptance);

          (f)    On a date (the First Offer Closing Date) which shall be specified by Landlord in the Acceptance, but shall be not less than thirty (30), nor more than one hundred twenty (120), days from the date of the Acceptance, Tenant shall purchase the Leased Premises on the Other Terms as set forth in the First Offer and as otherwise provided in Section 23 of this Lease, whereupon Tenant shall pay the First Offer Purchase Price (which, for purposes of Section 23 of this Lease, may sometimes be referred to as the Purchase Price) as set forth in the First Offer to Landlord, together with all installments of Minimum Rental and all other sums due and payable under this Lease to and including such First Offer Closing Date.

          (g)   Notwithstanding anything to the contrary contained in this Section 33, the provisions of this Section 33 shall not apply to, and Landlord shall have no obligation and Tenant shall have no right under this Section 33 in connection with, any of the following:

              (i)  any sale, transfer, or other disposition of the Leased Premises or any portion thereof or any interest therein incidental to the exercise of any remedy provided for in any Mortgage or Superior Lease.

             (ii)  any sale, transfer, or other disposition of the Leased Premises or any portion thereof or any interest therein if, at the time Landlord would have otherwise been obligated to send Tenant an Offer Notice in connection with such disposition or at any time thereafter, there shall have occurred an Event of Default hereunder.

34.  Bankruptcy or Insolvency

        The Landlord and Tenant acknowledge and agree that the provisions of this Section 34 shall control notwithstanding anything to the contrary contained herein.

          (a)   In the event that Tenant shall become a debtor under Chapter 7 of the Bankruptcy Reform Act of 1978, 11 U.S.C.A. §§701 to 784 (Bankruptcy Code) and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may be made only if the provisions of this Section 34 are satisfied. If Tenant or Tenant's trustee shall fail to assume this Lease within 60 days after the entry of an order for relief, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Leased Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to Section 19 or the exercise of any other remedies in any such proceeding) shall survive, whether or not this Lease shall be terminated.

          (b)   In the event that a voluntary petition for reorganization is filed by Tenant, or an involuntary petition is filed against Tenant under Chapter 11 of the Bankruptcy Code, or in the event of the entry of an order for relief under Chapter 7 in a case which is then transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within 60 days from the date of the filing of the petition under Chapter 11 or the transfer thereto, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. Immediately thereupon, Landlord shall be entitled to possession of the Leased Premises without further obligation to Tenant or Tenant's trustee and this Lease, upon the election of Landlord, shall terminate, but Landlord's right to be compensated for damages (including, without limitation, liquidated damages pursuant to Section 19 or the exercise of any other remedies in any such proceeding) shall survive, whether or not this Lease shall be terminated.

          (c)   No election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be effective unless each of the following conditions has been satisfied:

              (i)  Tenant's trustee or the debtor-in-possession has cured all defaults under this Lease, or has provided Landlord with evidence satisfactory to Landlord that it will cure all defaults susceptible of being cured by the payment of money within 10 days from the date of such assumption, and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act within 30 days after the date of such assumption.

             (ii)  Tenant's trustee or the debtor-in-possession has compensated, or has provided Landlord with evidence satisfactory to Landlord that, within 10 days from the date of such assumption, it will compensate, Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

            (iii)  Tenant's trustee or the debtor-in-possession (A) has provided Landlord with Assurance, as hereinbelow defined, of the future performance of each of the obligations under this Lease of Tenant, Tenant's trustee, or the debtor-in-possession, and (B) shall, in addition to any other security deposits held by Landlord, deposit with Landlord, as security for the timely payment of Minimum Rental and for the performance of all other obligations of Tenant under this Lease, an amount equal to 3 monthly installments of Minimum Rental and any percentage rental payable under this Lease (both at the rate then payable), and (C) pay in advance to Landlord on the date each installment of Minimum Rental is due and payable, one-twelfth of Tenant's annual obligations for Impositions and insurance premiums to be made by Tenant pursuant to this Lease. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this Section 34 shall continue with respect to Tenant or any assignee of this Lease, after the conclusion of proceedings under the Bankruptcy Code.

            (iv)  Such assumption will not breach or cause a default under any provision of any other lease, Mortgage, financing agreement, or other agreement by which Landlord or the Superior Lessor is bound, relating to the Leased Premises or any larger development of which the Leased Premises is a part.

          (d)   For purposes of subsection (c)(iii) of this Section 34, Landlord and Tenant acknowledge that Assurance shall mean no less than: (i) Tenant's trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease, and (ii) to secure to Landlord the obligations of Tenant, Tenant's trustee, or the debtor-in-possession, and to assure the ability of Tenant, Tenant's trustee, or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, there shall have been: (A) sufficient cash deposited with Landlord, or (B) the Bankruptcy Court shall have entered an order segregating sufficient cash payable to Landlord, and/or (C) Tenant's trustee or the debtor-in-possession shall have granted to Landlord a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee, or the debtor-in-possession, acceptable as to value and kind to Landlord.

          (e)   In the event that this Lease is assumed in accordance with subsection (b) of this Section 34 and thereafter Tenant is liquidated or files, or has filed against it, a subsequent petition under any provision of the Bankruptcy Code or any similar statute for relief of debtors, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate within 30 days after the occurrence of either of such events.

          (f)    If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of this Section 34 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all consideration for such assignment, whether cash or otherwise. As used in this subsection (f) of this Section 34 "adequate assurance of future performance" shall mean at least that clauses (B) and (C) of subsection (c)(iii) of this Section 34, and each of the following conditions, has been satisfied:

              (i)  The proposed assignee has furnished Landlord with a current financial statement audited by a certified public accountant, determined in accordance with generally accepted accounting principles consistently applied, indicating a credit rating, net worth, and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance of such assignee of Tenant's obligations under this Lease, but in no event indicating a net worth less than the net worth of the Tenant and any Guarantors of this Lease, on the date of execution hereof.

             (ii)  Such assignment will not breach or cause a default under any provision of any other lease, Mortgage, financing agreement, or other agreement by which Landlord or the Superior Lessor is bound, relating to the Leased Premises or any larger development of which the Leased Premises is a part.

            (iii)  The proposed assignment will not release or impair any Guarantee under this Lease.

          (g)   When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonable use and occupancy charges for the use of the Leased Premises, such charges shall not be less than the Minimum Rental and all additional rent payable by Tenant under this Lease, and shall be paid at the times and when due as though such charges were Minimum Rental and additional rent.

          (h)   Anything in this Lease to the contrary notwithstanding, neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Leased Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other similar person or entity, or otherwise by operation of law under the Bankruptcy Code or any similar federal statute now or hereinafter enacted, or under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord shall have consented to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person, or other entity shall be deemed to constitute such consent by Landlord, nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

          (i)    Anything in this Lease to the contrary notwithstanding, Tenant covenants and agrees that this Lease is an extension of financial benefits and accommodations to Tenant which are uniquely personal in nature, and such financial benefits and accommodations are a material inducement for Landlord's execution and delivery of this Lease, and are an integral part of the consideration for this Lease.

          (j)    Notwithstanding anything in this Lease to the contrary, and as a material inducement for Landlord's execution and delivery of this Lease, and the extension of financial benefits and accommodations uniquely personal to Tenant, Tenant covenants and agrees for itself, its successors, and assigns, that it will maintain at all times a net worth, determined in accordance with generally accepted accounting principles consistently applied, of not less than the net worth so determined of Tenant and any Guarantors of this Lease on the date of execution hereof. Failure to comply with the provisions of this subsection (j) of Section 34 shall be deemed a default relating to a monetary obligation, as that term is used in Section 19 of this Lease, entitling Landlord to the remedies therein provided.

          (k)   In the event of an assumption or assignment, or both, of Tenant's interests pursuant to this Section 34, the right to extend the term of this Lease for an Extended Term beyond the then term of this Lease shall be extinguished.

35.  Late Charges

          (a)   Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after the date on which such sum is due, Tenant shall pay to Landlord a late charge equal to ten (10%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          (b)   Any amount due Landlord not paid within ten (10) days after the date on which such amount is due shall bear interest at the Maximum Rate from the due date of such amount. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

36.  Definitions

        For the purposes of this Lease, the following definitions shall be applicable in addition to those definitions of terms contained in other sections and schedules of the Lease:

        Lease Year—Any twelve (12) month period during the Initial Term of this Lease and any Extended Term commencing on the first day of the first full calendar month of the term of this Lease.

        Maximum Rate—an annual rate of interest equal to the Prime Rate plus two (2%) percent, but in no event in excess of the maximum lawful rate permitted to be charged by a Landlord against a defaulting Tenant for monies advanced by reason of a Tenant's default.

        Mortgage—any Mortgage, deed of trust, or other security interest now existing or hereafter created on all or any portion of Landlord's interest in this Lease and/or the Leased Premises.

        Mortgagee—the holder of any Mortgage.

        Person/Persons—any individual(s), partnership(s), firm(s), corporation(s), business trust(s), estate(s), legal representative(s), or other entities of any nature or description whatsoever.

        Prime Rate—the rate being charged at the time in question by First National Bank of the South, or any successor bank, for short-term ninety (90) day unsecured loans made to its preferred customers.

        Superior Lease—any lease of all or any portions of the Leased Premises made by and between any persons, firms, or entities, as lessor, and any Landlord hereunder, as lessee.

        Superior Lessor—the Lessor under any Superior Lease.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES ON FOLLOWING PAGES]

        IN WITNESS WHEREOF, the parties hereto have duly executed this instrument under seal as of the day and year first above written.

WITNESSES:	LANDLORD:
FIRST NATIONAL HOLDINGS II, LLC, a South Carolina limited liability company
By:

	Name:	Donald B. Wildman

	Its:	Manager

TENANT:
FIRST NATIONAL BANK OF THE SOUTH, a national banking organization
By:

	Name:	Jerry L. Calvert

	Its:	President & C.E.O.

EXHIBIT "A"

(The Legal Description)

Schedule A.

        See attached Building Sketches of                                                 for depiction of usable space at each location.

EXHIBIT "A"

(The Legal Description)

LEGAL DESCRIPTION CHARLESTON COUNTY PROPERTY:

FEE PARCEL:

ALL THAT CERTAIN PIECE, PARCEL OR LOT OF LAND SITUATE LYING AND BEING IN THE STATE OF SOUTH CAROLINA, COUNTY OF CHARLESTON, IN THE TOWN OF MOUNT PLEASANT AND BEING SHOWN ON A PLAT ENTITLED "ALTA/ACSM LAND TITLE SURVEY OF 651 JOHNNIE DODDS BOULEVARD (TMS NO. 517-04-00-159) PREPARED FOR FIRST NATIONAL HOLDINGS II, LLC BY PRECISION LAND SURVEYORS, INC, (RICHARD BRUCE COOK II, PLS#17219) DATED SEPTEMBER 21, 2007, LAST REVISED                        , 2007; SAID PLAT HAVING THE FOLLOWING MEASURED METES AND BOUND TO WIT:

BEGINNING AT AN IPF 1 1/2" PINCH TOP PIPE ON THE SOUTHERN RIGHT-OF-WAY OF U.S. HIGHWAY 17 (SAID POINT BEING LABELED AS P.O.B ON ABOVE REFERENCED PLAT) AND PROCEEDING S 17 DEGREES 32'00" E FOR 150.22' TO AN IPF 1 1/2" PINCH TOP PIPE, THENCE S 72 DEGREES 42'26" W FOR 150.30' TO AN IPF 5/8" REBAR, THENCE N 17 DEGREES 31'43" W FOR 129.96' TO AN IPF 5/8" REBAR, THENCE N 27 DEGREES 34'44" E FOR 28.30' TO AN IPF 5/8" REBAR, THENCE N 72 DEGREES 36'57" E FOR 130.24' TO AN IPF 1 1/2" PINCH TOP PIPE, THIS BEING THE POINT OF BEGINNING. THIS PARCEL CONTAINS 0.51 ACRE (22,358 SQUARE FEET, more or less)

FOR INFORMATIONAL PURPOSES ONLY:

This being the same property heretofore conveyed to FIRST NATIONAL BANK OF THE SOUTH by deed of BOOK'EM BROTHERS, LLC dated May 4, 2007 and recorded in the Office of the Register of Deeds for Charleston County, S. C. in Deed Book R624, at Page 485.

FOR INFORMATIONAL PURPOSES ONLY:

Tax Map Number: 517-04-00-159

===================================================================================

EASEMENT PARCEL 1:

TOGETHER WITH: All rights, benefits and easements as established under that certain Easement Agreement between Arlen Realty, Inc., and Pleasant Mount Associates and Standard Savings & Loan Association dated August 13, 1976, and recorded August 31, 1976, at Book G-110, Page 230 which benefits the parcel described therein and burdens the following described Easement Parcel as more particularly set forth in said instrument: All that certain piece, parcel or tract of land, together with the buildings and improvements thereon, situate, lying and being in the Town of Mt. Pleasant, Charleston County, South Carolina, known as ARoyal Z Lanes, Inc., TMS No. 517 04 00 105, 396,770 sq. ft., 9.109 acres, as shown on plat entitled "Closing Survey 603 Highway 17 Bypass, Town of Mt. Pleasant, Charleston County, SC" made by Forsberg Engineering & Surveying, Inc. dated October 20, 1994 and recorded October 21, 1994 in Plat Book EA, Page 276 in the RMC Office for Charleston County, to which plat reference is made for a more complete and perfect description.

===================================================================================

EASEMENT PARCEL 2:

Together with: all rights, benefits and easements as established under that certain Declaration of Easement between BAMOZA, L.L.C. and First National Bank of the South dated May 4, 2007,

recorded May 9, 2007 in Deed Book C625, Page 772 in the Charleston County Register of Deeds Office.

LEGAL DESCRIPTION PELHAM ROAD PROPERTY, GREENVILLE COUNTY SC:

FEE PARCEL:

All that certain piece, parcel or lot of land, lying, being and situate at the northeast corner of Pelham Road and Milestone Way, in Greenville County, South Carolina, containing 1.07 acres, more or less, being known and designated as Lot 3 of East Park at Pelham Phase IV, and having according to a plat thereof entitled "Boundary Survey for First National Bank of the South", by Site Design, Inc., dated February 13, 2006, which plat is incorporated herein by reference, the following metes and bounds, to wit:

BEGINNING at an iron pin on the northern side of Pelham Road, joint corner of Lot 2, and running thence along the northern side of Pelham Road the following courses and distances: N 71-02-34 W 127.60 feet to an iron pin; thence N 63-47-12 W 102.75 feet to an iron pin at the intersection of Pelham Road and Milestone Way; thence along Milestone Way the following courses and distances: N 22-40-43 W 25.16 feet to an iron pin; thence along a curve, the chord of which is N 24-47-27 E 13.57 feet to an iron pin; thence along a curve, the chord of which is N 39-09-21 E 194.92 feet to an iron pin at the intersection of Milestone Way and Charis Drive; thence along Charis Drive the following courses and distances: S 77-13-47 E 26.35 feet to an iron pin; thence along a curve, the chord of which is S 50-27-39 E 85.36 feet to an iron pin; thence S 72-14-45 E 67.22 feet to an iron pin, joint corner of Lot 2; thence along Lot 2, S 17-45-15 W 202.51 feet to an iron pin, the POINT OF BEGINNING.

EASEMENT PARCEL 1:

Also all beneficial easements inuring to the benefit of the subject fee parcel as established in that certain Declaration of Covenants, Conditions and Restrictions for East Park at Pelham IV dated December 27, 2001 made by Woodvan, L.L.C. as Declarant and recorded January 2, 2002 in Deed Book 1979, at Page 636 in the Greenville County, South Carolina Register of Deeds Office.

EASEMENT PARCEL 2:

Also all beneficial easements inuring to the benefit of the subject fee parcel as established in that certain Agreement for Mutual Easements dated June 27, 2007 by and between Cleveland Capital, Inc. and Woodvan, L.L.C. and recorded December 13, 2001 in Deed Book 1977, at Page 257 in the Greenville County, South Carolina Register of Deeds Office.

LEGAL DESCRIPTION: WADE HAMPTON BLVD, GREER SC LOCATION:

ALL THAT CERTAIN PIECE, PARCEL, OR TRACT OF LAND SITUATE, LYING AND BEING IN THE CITY OF GREER, COUNTY OF GREENVILLE, STATE OF SOUTH CAROLINA, CONTAINING 1.13 ACRES AS SHOWN ON A PLAT ENTITLED, "ALTA/ACSM LAND TITLE SURVEY FOR FIRST NATIONAL HOLDINGS II, LLC.", PREPARED BY SITE DESIGN, INC., DATED 9-17-2007, AND HAVING ACCORDING TO SAID PLAT THE FOLLOWING METES AND BOUNDS TO WIT:

BEGINNING AT AN IRON PIN OLD LOCATED ON THE SOUTHERN RIGHT OF WAY OF US HIGHWAY 29 (WADE HAMPTON BOULEVARD) AT THE COMMON CORNER WITH GREER PLAZA, INC. N/F, SAID IRON PIN ALSO BEING LOCATED 481.4' FROM THE EASTERN RIGHT OF WAY OF MIDDLETON WAY. THENCE RUNNING ALONG SAID RIGHT OF WAY OF U.S. HIGHWAY 29 (WADE HAMPTON BOULEVARD), N 68-02-26 E, 463.11' TO AN IRON PIN OLD 5/8" REBAR LOCATED AT THE COMMON CORNER WITH LEONARD G. WEST N/F. THENCE LEAVING SAID RIGHT OF WAY AND RUNNING ALONG THE COMMON LINE

WITH SAID LEONARD G. WEST, S 21-53-20 E, 213.54' TO AN IRON PIN OLD 3/4" SQUARE ROD LOCATED AT THE COMMON CORNER WITH GREER PLAZA, INC. N/F. THENCE RUNNING ALONG THE COMMON LINE WITH SAID GREER PLAZA, INC., N 87-03-31 W, 118.82' TO AN IRON PIN OLD 1" OPEN TOP, THENCE N 87-14-00 W, 390.91' TO THE POINT OF BEGINNING.

FOR INFORMATIONAL PURPOSES ONLY: This being the same property heretofore conveyed to FIRST NATIONAL BANK OF THE SOUTH, a national banking association, by deed of SUNTRUST BANK, a Georgia banking corporation, dated February 16, 2007, recorded on February 22, 2007 in the Office of the Register of Deeds for Greenville County, SC in Deed Book 2252, at Page 1966. Thereafter the said First National Bank of the South conveyed the above described property to First National Holdings II, LLC by deed dated                        , 2007 and recorded on                        , 2007 in the Office of the Register of Deeds for Greenville County, S. C. in Deed Book            , at Page             .

FOR INFORMATIONAL PURPOSES ONLY: Tax Map Number: G012 00 01 001 02

FOR INFORMATIONAL PURPOSES ONLY: Address of Property: 713 W. Wade Hampton Blvd, Greer, SC

SCHEDULE "B"

MINIMUM RENTAL

        Lease years 1 through 25 inclusive shall be in the amount of Two Hundred Ninety Two Thousand Five Hundred and No/100 ($292,500.00) Dollars annually with monthly installments of Twenty Four Thousand Three Hundred Seventy Five and No/100 ($24,375.00) Dollars. Any partial month shall be prorated based on the monthly installment amount as set forth in the Lease.

        First Renewal Option Rental for lease years 26 through 30 shall be determined by the following. At the commencement of the First Renewal Term, if exercised, the Fixed Annual Minimum Rent, for that Renewal Period shall be adjusted to reflect the the increase, if any, in the Index (as herein defined) between date of the commencement of the First Renewal Term and the date of the commencement of the Initial Term. In no event shall the Fixed Annual Minimum Rent be increased by less than 25%. The term "Index" as referred to herein shall mean the Consumer Price Index for All Urban Consumers (CPI-U), All Items, U.S. City Average (1982-1984=100), published by the United States Department of Labor, Bureau of Statistics. In the event the CPI-U is discontinued, Landlord will select another nationally recognized published index of similar statistical information.

Schedule C

Determination of Fair Market Value

          (a)   In the event that Landlord and Tenant shall have failed to agree upon the Fair Market Value (for purposes of this schedule, the Value) when and as provided in this Lease for such agreement, then such Value shall be determined as provided in subparagraph (b) hereof. For purposes of this Schedule, the Taking Date shall be the Determination Date for the Fair Market Value (the Determination Date).

          (b)

              (i)  Landlord and Tenant shall each appoint an appraiser by written notice given to the other party not later than thirty (30) days after the Determination Date in effect with respect to the Value to be determined. If either Landlord or Tenant shall have failed to appoint an appraiser within such period of time, and thereafter shall have failed to do so by written notice given within a period of ten (10) days after notice by the other party requesting the appointment of such appraiser, then such appraiser shall be appointed by the American Arbitration Association or its successors (the branch office of which is located in or closest to the location of the Leased Premises), upon request of either Landlord or Tenant, as the case may be;

             (ii)  the two (2) appraisers appointed as above provided shall appoint a third (3rd) appraiser by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within thirty (30) days after their appointment, such third (3rd) appraiser shall be appointed as above provided for the appointment of an appraiser in the event either party fails to do so;

            (iii)  all of such appraisers shall be M.A.I. real estate appraisers, having not less than ten (10) years' experience in appraising the value of real estate similar to the Leased Premises, and whose appraisals are acceptable to savings banks or life insurance companies doing business in the State in which the Leased Premises are located;

            (iv)  the Fair Market Value shall (a) include the value of the Land, all Improvements located thereon, and all appurtenances thereto (the Lease Premises), (b) shall be determined as if the Leased Premises were free of and unencumbered by this Lease and any subleases, licenses, and concessions thereunder, and (c) shall be determined for the highest or best use or uses of the Leased Premises by whichever applicable valuation method (generally acceptable for M.A.I. appraisals) shall reflect the greatest value (including, without limitation, market value, replacement cost, and capitalization of income methods).

             (v)  the determination of the Value in question by such appraisers must be reached by a unanimous decision of such appraisers. In the event that such appraisers cannot reach a unanimous determination of the Value in question within the time period allotted therefor, such determination shall be equal to the average of the two appraisals thereof which are closest in value, and insofar as the same is in compliance with the provisions and conditions of this subparagraph (b), shall be binding upon Landlord and Tenant. Duplicate original counterparts of such determination shall be sent forthwith by the appraisers by certified mail, return receipt requested, to both Landlord and Tenant. If, for any reason whatsoever, a written decision of the appraisers shall not be rendered within twenty (20) days after the appointment of the third (3rd) appraiser, then, at any time thereafter before such decision shall have been rendered, either party may apply to any court having jurisdiction sitting in the locality where the Leased Premises are located by action, proceeding, or otherwise (but not by a new arbitration proceeding), as may be proper, to determine the question in dispute consistently with the provisions of this Lease. The cost and expense of the appraisers and any such action, proceeding, or otherwise shall be borne by Tenant.

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